Exhibit (a)(1)(i)

DISH NETWORK CORPORATION

OFFER TO ADJUST CERTAIN INCENTIVE STOCK OPTIONS

December 31, 2012

DISH NETWORK CORPORATION

OFFER TO ADJUST CERTAIN INCENTIVE STOCK OPTIONS

December 31, 2012

THIS OFFER TO EXCHANGE AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT
6:00 P.M. (MOUNTAIN TIME) ON JANUARY 30, 2013,
UNLESS WE EXTEND THE EXPIRATION DATE.

On December 2, 2012, the Board of Directors of DISH Network Corporation (referred to as the “Company,” “DISH,” “our,” “us” or “we”) declared a dividend of $1.00 per share on its outstanding Class A and Class B common stock. The dividend was paid in cash on December 28, 2012 to shareholders of record on December 14, 2012. In light of such dividend, the DISH Board of Directors and the Executive Compensation Committee of the Board of Directors (the “Compensation Committee”), which administers our 1995 Stock Incentive Plan, as amended and restated, our 1999 Stock Incentive Plan, as amended and restated, and our 2009 Stock Incentive Plan (collectively, the “Plans”), determined to adjust the exercise price of certain stock options issued under the Plans held by eligible employees. As discussed below, only stock options that are “incentive stock options” require consent to effect the adjustment and therefore only eligible employees who hold those options will be eligible to participate in the Offer to Exchange. All other terms and conditions set forth in the applicable stock option agreement(s) for eligible incentive stock options, including, without limitation, the vesting schedule and term will remain the same regardless of whether an eligible employee consents to an adjustment. The only change to affected stock option agreement(s) that will occur if an eligible employee consents to an adjustment will be the adjustment to the exercise price of the affected stock options. All eligible non-qualified stock options will be adjusted by DISH without any action needed to be taken by the eligible employee.

Because an adjustment to the exercise price would cause certain of our employee stock options that would otherwise be treated as incentive stock options to no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes, we are seeking the consent of the eligible employees who hold eligible incentive stock options to adjust the exercise price of such options. This consent is being solicited through this one-time voluntary exchange program (the “Offer to Exchange”). This Offer to Exchange only applies to incentive stock options because an adjustment of their exercise price will modify the treatment of such options for U.S. Federal income tax purposes, which requires the consent of the employee under the corresponding incentive stock option agreement(s).  No such consent is required with respect to eligible non-qualified stock options because an adjustment of the exercise price will not affect the manner in which such options are treated for U.S. Federal income tax purposes.

By this Offer to Exchange, DISH is offering eligible employees that hold eligible incentive stock options through the expiration of the Offer to Exchange the opportunity to consent to an adjustment of the exercise price of their outstanding eligible incentive stock options that were granted on or before December 11, 2012, such that the exercise price of eligible incentive stock options will be adjusted by decreasing the exercise price by $0.77 per share; provided that the exercise price of eligible incentive stock options will not be reduced below $1.00.   If you consent to the adjustment, your eligible incentive stock options will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes, and such stock options will be treated as non-qualified stock options for U.S. Federal income tax purposes following the adjustment. While the exercise price of eligible non-qualified stock options and eligible incentive stock options for which eligible employees have made valid adjustment elections will be adjusted promptly following the expiration of the Offer to Exchange, Fidelity, our stock plan administrator, may require time to record these adjustments in the accounts of eligible employees. During the period in which accounts are being adjusted, we intend to suspend transactions involving both incentive stock options and non-qualified stock options. Therefore, during this period you will not be able to engage in certain transactions, including, without limitation, any exercise of your eligible incentive stock options or eligible non-qualified stock options.

i

You are generally eligible to participate in this Offer to Exchange if you are an active employee of DISH and you hold eligible incentive stock options and continue to hold such eligible incentive stock options, whether vested or unvested, as more fully discussed in this Offer to Exchange, through the expiration date of the Offer to Exchange. An employee is not an active employee if, prior to the expiration of this Offer to Exchange, he or she: (i) has provided DISH a notice of resignation; or (ii) has been issued a notice of termination of employment by DISH.  See “Summary Term Sheet — Questions and Answers” and Section 1, “Eligibility” for additional information regarding eligibility.

This offer will expire at 6:00 p.m. (Mountain Time) on January 30, 2013, unless we extend the expiration date. Please note that wherever you are, the expiration deadline is set by Mountain Time, in the United States.

We are making this Offer to Exchange upon the terms and subject to the conditions set forth in this offer document. Participation in this Offer to Exchange is completely voluntary, and eligible employees may exchange all or none of their eligible incentive stock options on a grant-by-grant basis. If an eligible employee does not elect to participate in this Offer to Exchange with respect to all of a particular eligible incentive stock option grant before the Offer to Exchange expires, then all of the eligible employee’s eligible incentive stock options corresponding to that grant will remain outstanding at their current exercise price and subject to their existing terms. All eligible non-qualified stock options will be adjusted by DISH without any action by the eligible employees who hold such eligible non-qualified stock options.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “DISH.” There is currently no trading market for our Class B common stock. On December 28, 2012, the closing price of our Class A common stock was $35.43 per share. The current market price of our Class A common stock, however, is not necessarily indicative of future prices, and we cannot predict what the closing price of our Class A common stock will be on the date the Offer to Exchange expires. We recommend that you evaluate the risks related to our business, our common stock and this Offer to Exchange, and obtain current market quotations for our Class A common stock before deciding whether to participate in this Offer to Exchange.

See “Risks of Participating in the Offer to Exchange” beginning on page 11 for a discussion of risks that you should consider before participating in this Offer to Exchange.

Neither DISH nor any employee, agent, entity or party, including, without limitation, the Board of Directors or the Compensation Committee, will make any recommendation as to whether an eligible employee should consent to an adjustment. Furthermore, neither DISH nor any employee, agent, entity or party, including, without limitation, the Board of Directors or the Compensation Committee, authorizes any person to make any such recommendations on behalf of DISH. Consent to an adjustment in this Offer to Exchange carries risks, and there is no guarantee that an eligible employee will ultimately receive greater value from non-qualified stock options with an adjusted exercise price than he or she would have received from existing eligible incentive stock options. In addition, there is no guarantee that an eligible employee will continue to receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes following the expiration of the Offer to Exchange with respect to eligible incentive stock options that an employee does not consent to adjust.  As a result, each eligible employee must make his or her own decision whether to consent to an adjustment in the Offer to Exchange, taking into account his or her own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange.

IMPORTANT

If you are an eligible employee holding eligible incentive stock options and you choose to participate in this Offer to Exchange, you must properly complete, duly execute and properly submit to us the election form (the “Election Form”) that will be delivered to you upon the commencement of this Offer to Exchange. We will only accept Election Forms received by us via e-mail at OptionExchange@dish.com, prior to 6:00 p.m. (Mountain Time) on January 30, 2013, which is the expiration date of this Offer to Exchange unless the offer period is extended. We have the authority to extend this Offer to Exchange period if we choose to, but we do not expect to extend this period. You may not make a change to your election after the expiration of this period, and the last valid Election Form properly submitted by you will be binding and irrevocable. We will not accept Election Forms submitted by any other means, including, but not limited to, hand delivery, fax, e-mail to any other e-mail address than as specified in the instructions, intraoffice mail, U.S. mail (or other post) or overnight or other courier.

THE TIMELY DELIVERY OF AN ELECTION FORM IS AT THE RISK OF THE ELECTING ELIGIBLE EMPLOYEE. IT IS YOUR RESPONSIBILITY TO ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY AND RECEIPT BY US.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of this offer or passed judgment upon the fairness or merits of this offer or the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

You should direct questions about this offer via e-mail to Stock.Options@dish.com or via phone at 1-855-256-0682. To receive a printed copy of this Offer to Exchange and the other offer documents, you should contact Stock.Options@dish.com.

Offer to Exchange dated December 31, 2012

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this Offer to Exchange. This Offer to Exchange summarizes various documents. These summaries are qualified in their entirety by reference to the documents to which they relate.

Nothing in this document constitutes, nor shall it be construed, to give any person the right to remain an employee of DISH or any of its subsidiaries or affiliates or to affect the right of DISH or any of its subsidiaries or affiliates to terminate the employment of any person at any time with or without cause to the extent permitted under applicable law. Nothing in this document should be considered a contract or a guarantee of wages or compensation. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in the employ of DISH or any of its subsidiaries or affiliates through the expiration of the Offer to Exchange or after that date.

OFFER TO EXCHANGE

TABLE OF CONTENTS

SUMMARY TERM SHEET — QUESTIONS AND ANSWERS		1
I.	GENERAL	1
II.	TIMING/IMPORTANT DEADLINES	2
III.	ELIGIBILITY	3
IV.	METHOD TO CONSENT TO ADJUSTMENT OF THE EXERCISE PRICE/ADMINISTRATION OF OFFER	6
V.	ADJUSTMENT OF THE EXERCISE PRICE OF ELIGIBLE INCENTIVE STOCK OPTIONS	8
VI.	ACCESS TO OFFER TO EXCHANGE DOCUMENTS/ADDITIONAL QUESTIONS	9
RISKS OF PARTICIPATING IN THE OFFER TO EXCHANGE		11
THE OFFER TO EXCHANGE		14
1.	Eligibility	14
2.	Exchange Expiration Date	14
3.	Purpose of this Offer to Exchange.	15
4.	Procedures for Electing to Consent to an Adjustment of the Exercise Price of Eligible Incentive Stock Options	16
5.	Withdrawal Rights	19
6.	Our Acceptance of Your Consent to an Adjustment of the Exercise Price of Eligible Incentive Stock Options	20
7.	Conditions of this Offer to Exchange	20
8.	Price Range of Common Stock Underlying the Options	21
9.	Source and Amount of Consideration	22
10.	Terms of Adjusted Options	22
11.	Summary of the DISH Stock Incentive Plans	23
12.	Information Concerning DISH; Financial Information—Spin-Off	25
13.	Interests of Directors and Officers; Transactions and Arrangements Concerning Incentive Stock Options	27
14.	Status of Your Consent to an Adjustment of the Exercise Price of Eligible Incentive Stock Options	28
15.	Accounting Consequences of the Offer to Exchange	29
16.	Agreements; Legal Matters; Regulatory Approvals	29
17.	Material U.S. Federal Income Tax Consequences	29
18.	Extension of Offer to Exchange; Termination; Amendment	31
19.	Fees and Expenses	32
20.	Additional Information	32
21.	Miscellaneous	33

SCHEDULES

Schedule A — Information Concerning the Directors and Executive Officers of DISH Network Corporation		A-1

SUMMARY TERM SHEET — QUESTIONS AND ANSWERS

The following are answers to some of the questions you may have about this Offer to Exchange. We encourage you to carefully read the rest of this Offer to Exchange and the other related documents referred to herein so that you may make an informed decision regarding participation in this Offer to Exchange. This Offer to Exchange is made subject to the terms and conditions of these documents as they may be amended from time to time hereafter. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics. Please review this Summary Term Sheet — Questions and Answers and this Offer to Exchange so that you may make an informed decision regarding your participation in this Offer to Exchange.

For your ease of use, the questions have been separated into six sections:

I.                General

II.           Timing/Important Deadlines

III.      Eligibility

IV.       Method to Consent to Adjustment of the Exercise Price/Administration of Offer

V.            Adjustment of the Exercise Price of Eligible Incentive Stock Options

VI.       Access to Offer to Exchange Documents/Additional Questions

I.                            GENERAL

Q1.                What is the Offer to Exchange?

This Offer to Exchange is a one-time voluntary exchange program, under which Eligible Employees (described below) may consent to an adjustment of the exercise price of Eligible Incentive Stock Options (described below). Only stock options that are Eligible Incentive Stock Options require consent to effect an adjustment, and therefore only Eligible Employees who hold those options will participate in this Offer to Exchange. All Eligible Non-Qualified Stock Options (described below) will be adjusted by DISH without any action taken by the Eligible Employee. An “Eligible Incentive Stock Option” is an option to purchase our Class A Common Stock, whether vested or unvested, that: (i) is held by an Eligible Employee; (ii) has been granted on or before December 11, 2012; (iii) is designated as an incentive stock option and is eligible for the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes as of the commencement of this Offer to Exchange; (iv) continues to be eligible for the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes through the Exchange Expiration Date (as described below); and (v) remains outstanding (this means the option has not been exercised and has not expired) as of the Exchange Expiration Date. An “Eligible Non-Qualified Stock Option” is an option to purchase our Class A Common Stock, whether vested or unvested, that: (i) is held by an Eligible Employee; (ii) was granted on or before December 11, 2012; (iii) is designated as a non-qualified stock option and is eligible for the tax treatment afforded to non-qualified stock options for U.S. Federal income tax purposes as of the commencement of this Offer to Exchange; (iv) continues to be eligible for the tax treatment afforded to non-qualified stock options for U.S. Federal income tax purposes through the Exchange Expiration Date; and (v) remains outstanding (this means the option has not been exercised and has not expired) as of the Exchange Expiration Date.

The below table summarizes important dates for this Offer to Exchange. These dates are explained in further detail in this Summary Term Sheet — Questions and Answers and in this Offer to Exchange document below.

Date	Description of Date

December 31, 2012	The start date of this Offer to Exchange. This is the first date Eligible Employees may make elections to participate in this Offer to Exchange.

January 30, 2013

6:00 p.m. (Mountain Time) on January 30, 2013 is the expiration date of this Offer to Exchange (the “Exchange Expiration Date”), unless and until we extend this Offer to Exchange, in which event the Exchange Expiration Date refers to the latest time and date at which this Offer to Exchange, as so extended, expires. Only elections to participate that are properly submitted prior to the Exchange Expiration Date will be a part of this Offer to Exchange. While the exercise price of Eligible Non-Qualified Stock Options and Eligible Incentive Stock Options for which Eligible Employees have made valid adjustment elections will be adjusted promptly following the Exchange Expiration Date, Fidelity, our stock plan administrator, may require time to record these adjustments in the accounts of Eligible Employees. During the period in which accounts are being adjusted, we intend to suspend transactions involving both incentive stock options and non-qualified stock options. Therefore, during this period you will not be able to engage in certain transactions, including, without limitation, any exercise of your Eligible Incentive Stock Options or Eligible Non-Qualified Stock Options.

Beginning on December 31, 2012 and ending at 6:00 p.m. (Mountain Time) on January 30, 2013, unless we extend this Offer to Exchange, each Eligible Employee may consent to an adjustment of the exercise price of their Eligible Incentive Stock Options such that the exercise price of their Eligible Incentive Stock Options will be decreased by $0.77 per share promptly following the Exchange Expiration Date; provided that the exercise price of Eligible Incentive Stock Options will not be reduced below $1.00.

Participation in this Offer to Exchange is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in this Offer to Exchange, the exercise price of your Eligible Incentive Stock Options will not be adjusted, and your Eligible Incentive Stock Options will remain outstanding subject to their current exercise prices and subject to their existing terms.

Q2.                Why is DISH making this Offer to Exchange?

On December 2, 2012, the Board of Directors of DISH declared a dividend of $1.00 per share on its outstanding Class A and Class B common stock. The dividend was paid in cash on December 28, 2012 to shareholders of record on December 14, 2012. In light of such dividend, the DISH Board of Directors and the Compensation Committee, which administers our Plans, determined to adjust the exercise price of certain stock options issued under the Plans held by Eligible Employees.  Because an adjustment to the exercise price would cause Eligible Incentive Stock Options that would otherwise be treated as incentive stock options to no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes, we are seeking the consent of Eligible Employees who hold Eligible Incentive Stock Options to adjust the exercise price of such options.

Q3.                How will the exercise price of Eligible Incentive Stock Options be adjusted in the Offer to Exchange?

If you elect to participate in this Offer to Exchange, the exercise price of your Eligible Incentive Stock Options will be adjusted by decreasing the exercise price by $0.77 per share; provided that the exercise price of Eligible Incentive Stock Options will not be reduced below $1.00.

Q4.                What happens if I do nothing?

If you do not elect to participate in this Offer to Exchange before the Exchange Expiration Date, then all your Eligible Incentive Stock Options will remain outstanding at their current exercise prices and subject to their existing terms. Nothing will change with respect to your Eligible Incentive Stock Options. All Eligible Non-Qualified Stock Options will be adjusted by DISH without any action taken by the Eligible Employee.

Q5.                What happens if I do not consent to an adjustment?

If you do not consent to an adjustment, then all your Eligible Incentive Stock Options will remain outstanding at their current exercise prices and subject to their existing terms. Nothing will change with respect to your Eligible Incentive Stock Options. All Eligible Non-Qualified Stock Options will be adjusted by DISH without any action needed to be taken by the Eligible Employee.

Q6.                What happens if DISH pays another dividend?

This Offer to Exchange is a one-time event, and there can be no assurances that the DISH Board of Directors and the Compensation Committee would determine that another adjustment would be appropriate in the event that DISH paid another dividend.

Q7.                Will DISH pay another dividend?

There can be no assurances that DISH will pay another dividend.

II.                       TIMING/IMPORTANT DEADLINES

Q8.                When does the Offer to Exchange commence?

This Offer to Exchange commences on December 31, 2012.

Q9.                When will the Offer to Exchange expire?

This Offer to Exchange will remain open for at least 20 business days and, unless extended by DISH, will expire on January 30, 2013 at 6:00 p.m. (Mountain Time).

Q10.         May the Offer to Exchange period end earlier or extend beyond 6:00 p.m. (Mountain Time) on January 30, 2013?

Rules of the SEC require that this Offer to Exchange be open to Eligible Employees for a minimum of 20 business days.

However, we have the authority to extend the Offer to Exchange period if we choose to, but we do not expect to extend this Offer to Exchange. We believe that the period of time allotted for this Offer to Exchange gives ample time for Eligible Employees to consider this Offer to Exchange and make final decisions. Eligible Employees should make an election to participate in this Offer to Exchange by the Exchange Expiration Date. However, as discussed above, if you do nothing, then all your Eligible Incentive Stock Options will remain outstanding at their current exercise prices and subject to their existing terms, but all your Eligible Non-Qualified Stock Options will be adjusted by DISH without any action needed to be taken by the Eligible Employee.

We also reserve the right, in our discretion, before the Exchange Expiration Date, to terminate or amend the Offer to Exchange and to postpone our acceptance of your consent(s) to adjustment in the event that any of the events listed in Section 7 of this Offer to Exchange occurs, by giving written notice of the termination, amendment or postponement to you or by making a public announcement thereof.  In the event that we terminate this Offer to Exchange, we will promptly reject all Election Forms consenting to the adjustment of the exercise price of Eligible Incentive Stock Options.

Q11.         May I change my election in the Offer to Exchange once I submit it?

Yes. You may change your election as often as you like at any time between the launch of this Offer to Exchange, which is December 31, 2012, and the Exchange Expiration Date. The last valid Election Form you properly submit to us prior to the Exchange Expiration Date will be your final Election Form and will be binding and irrevocable.

Q12.         May I make a change to my election after the Exchange Expiration Date?

No. You may not make a change to your election after the Exchange Expiration Date.

III.                  ELIGIBILITY

Q13.         Who is eligible to participate in this Offer to Exchange?

You are generally eligible to participate in this Offer to Exchange if you are an Active Employee of DISH and you hold Eligible Incentive Stock Options through the Exchange Expiration Date (an “Eligible Employee”). An employee is not an “Active Employee” if, prior to the Exchange Expiration Date, he or she: (i) has provided DISH a notice of resignation; or (ii) has been issued a notice of termination of employment by DISH.

Q14.         If I am on an approved leave of absence or on vacation, will I be considered an Eligible Employee to participate in the Offer to Exchange?

You will remain eligible to participate in the Offer to Exchange if you are on a company-approved leave of absence or if you are on vacation. Nevertheless, you must submit your Election Form prior to the Exchange Expiration Date. The Offer to Exchange period will not be extended to account for vacations or other leaves.

Q15.         What if I consent to an adjustment and then provide a notice of resignation to, or am terminated by, DISH before the Exchange Expiration Date?

Your Offer to Exchange election will be cancelled and you will not receive an adjustment of the exercise price of your Eligible Incentive Stock Options or your Eligible Non-Qualified Stock Options. In this case, all of your Eligible Incentive Stock Options and Eligible Non-Qualified Stock Options will remain subject to their current exercise prices and their existing terms.

Q16.         Which stock options are eligible for this Offer to Exchange?

The options that are eligible for exchange in this Offer to Exchange, which we refer to as the “Eligible Incentive Stock Options,” are only those DISH stock options, whether vested or unvested, that meet all of the following criteria:

•                  are held by an Eligible Employee;

•                  were granted on or before December 11, 2012;

•                  are designated as “incentive stock options” and are eligible for the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes as of the commencement of the Offer to Exchange (see Question 20 below for more information);

•                  continue to be eligible for the tax treatment afforded to “incentive stock options” for U.S. Federal income tax purposes through the Exchange Expiration Date; and

•                  are still outstanding at the Exchange Expiration Date (this means the options have not been exercised and have not expired).

Q17.         Why is the Offer to Exchange restricted to incentive stock options?

The Offer to Exchange only applies to incentive stock options because the adjustment of their exercise price will modify the treatment of such options for U.S. Federal income tax purposes.  As a result, the adjustment requires the consent of the Eligible Employee under their corresponding incentive stock option agreement(s). No such consent is required with respect to Eligible Non-Qualified Stock Options because the adjustment of the exercise price will not affect whether such options are considered incentive stock options or non-qualified stock options for U.S. Federal income tax purposes.

Q18.         Are my non-qualified stock options being adjusted?

Yes. The DISH Board of Directors and the Compensation Committee determined to adjust the exercise price of all Eligible Non-Qualified Stock Options issued under the Plans. The adjustment of the exercise price of your Eligible Non-Qualified Stock Options does not require your consent and will occur promptly following the Exchange Expiration Date without any action needed to be taken by you.

Q19.         Are Restricted Stock Units eligible for the Offer to Exchange?

No.  Only Eligible Incentive Stock Options are eligible for the Offer to Exchange. In light of the dividend, the DISH Board of Directors and the Compensation Committee authorized a payment in the amount of $0.77 per DISH restricted stock unit (“RSU”) on existing unvested and unexpired DISH RSUs granted on or before December 11, 2012 that will be payable as such RSUs vest in accordance with the terms and conditions of your applicable DISH RSU agreement. The payment(s) will have no impact on the vesting or expiration of your DISH RSUs.

Q20.         What is an “incentive stock option”?

An “incentive stock option” is a stock option that qualifies for the following tax treatment under applicable tax laws. Generally, a holder of an incentive stock option is not subject to tax upon the grant of an incentive stock option or upon the exercise of an incentive stock option. However, the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price paid will be included in your alternative minimum taxable income. Whether you are subject to the alternative minimum tax will depend on your particular circumstances. Your basis in the shares of common stock received through exercising an incentive stock option will be equal to the exercise price, and the holding period of such shares of common stock will begin on the day following the date of exercise.

If you dispose of the shares of common stock (acquired pursuant to the exercise of an incentive stock option) on or after the later of: (i) the second anniversary of the date of grant of the incentive stock option; and (ii) the first anniversary of the date of exercise of the incentive stock option (the “statutory holding period”), you will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon disposition and the basis in such shares of common stock.

If you dispose of the shares of common stock (acquired pursuant to the exercise of an incentive stock option) before the end of the statutory holding period, you will have engaged in a “disqualifying disposition.” As a result, upon disposition, you will be subject to tax: (i) on ordinary income equal to the excess of the fair market value of the shares of common stock on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid; and (ii) on capital gain equal to the excess, if any, of the amount realized on such disqualifying disposition over the fair market value of the shares of common stock on the date of exercise. If the amount you realize from a disqualifying disposition is less than the exercise price paid (i.e., the basis) and the loss sustained upon such disposition would otherwise be recognized, you will not recognize any ordinary income from such disqualifying disposition and, instead, you will have a capital loss from such disposition.

The aggregate fair market value of the common stock (determined at the time of grant) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all of DISH’s Plans) must not exceed a limit of $100,000. To the extent an employee has incentive stock options that become exercisable during any calendar year in excess of this $100,000 aggregate fair market value limit, the amount of such options that become exercisable in excess of this $100,000 aggregate fair market value limit will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes and will be treated as non-qualified stock options for U.S. Federal income tax purposes.

The foregoing discussion does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances and is not intended to be applicable in all respects to all Eligible Employees. See Section 17 of this Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for more information.

Q21.         What is a “non-qualified stock option”?

A “non-qualified stock option” is a stock option that is not entitled to the tax treatment described above for incentive stock options. Generally, you will not be subject to tax upon the grant of an option which is not intended to be, or does not qualify as, an incentive stock option. Upon exercise of a non-qualified stock option, an amount equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price paid is taxable to you as ordinary income. This amount of income will be subject to income and employment tax withholding for awards to employees. Your basis in the shares of common stock received will equal the fair market value of the shares of common stock on the date of exercise, and your holding period in such shares will begin on the day following the date of exercise.

Q22.         Are there any tax consequences as a result of an adjustment of the exercise price of Eligible Incentive Stock Options?

Yes. Although an adjustment to the exercise price of your Eligible Incentive Stock Option is not expected to be a taxable event, it will result in a modification of your Eligible Incentive Stock Option. As a result of the modification, the Eligible Incentive Stock Option will no longer receive the tax treatment afforded to an incentive stock option for U.S. Federal income tax purposes. Therefore, if you consent to an adjustment of an Eligible Incentive Stock Option under the Offer to Exchange, your affected Eligible Incentive Stock Option will be treated as a non-qualified stock option for U.S. Federal income tax purposes following the adjustment. This means that, when you exercise your adjusted options, you will receive the tax treatment described above and in Section 17 of this Offer to Exchange for non-qualified stock options.

We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange.

Q23.         Am I required to participate in the Offer to Exchange?

No. Participation in the Offer to Exchange is voluntary. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether or not to participate in this Offer to Exchange.  If you do not elect to participate in the Offer to Exchange before the Exchange Expiration Date, then all of your Eligible Incentive Stock Options will remain outstanding at their current exercise prices and subject to their existing terms set forth in your existing stock option agreement(s). Nothing will change with respect to your Eligible Incentive Stock Options. All Eligible Non-Qualified Stock Options will be adjusted by DISH without any action by the Eligible Employee.

Q24.         May I consent to an adjustment of the exercise price for stock options that have expired?

No. Once your stock options have expired, you no longer have any rights under those options.

Q25.         May I give consent to an adjustment of the exercise price for a portion of an Eligible Incentive Stock Option grant?

No. You must elect to adjust the exercise price of all or none of your Eligible Incentive Stock Options on a grant-by-grant basis.  You may not elect to adjust the exercise price for only a portion of a particular Eligible Incentive Stock Option grant. If you attempt to elect to adjust the exercise price for a portion of an Eligible Incentive Stock Option grant, your election will be rejected. For example, if you have an Eligible Incentive Stock Option grant covering 100 shares, you may only elect to adjust the exercise price at which all 100 shares may be purchased. You may not elect to adjust the exercise price at which a portion of the 100 shares may be purchased.

Q26.         May I consent to the adjustment of the exercise price for the remaining portion of an Eligible Incentive Stock Option grant that I have already partially exercised?

Yes. You may consent to the adjustment of the exercise price for any remaining unexpired and unexercised Eligible Incentive Stock Options. If you have previously exercised a portion of an Eligible Incentive Stock Option grant, only that portion of those options which have not yet expired or been exercised will be eligible for the Offer to Exchange.

IV.                   METHOD TO CONSENT TO ADJUSTMENT OF THE EXERCISE PRICE/ADMINISTRATION OF OFFER

Q27.         How do I consent to the adjustment of the exercise price for my Eligible Incentive Stock Options?

If you currently hold Eligible Incentive Stock Options, you will receive written information about the Offer to Exchange, including a copy of the Tender Offer Statement on Schedule TO and this Offer to Exchange document along with the Election Form and accompanying instructions on how to properly complete, execute and submit to us your Election Form. You will receive these materials upon commencement of the Offer to Exchange through your company e-mail account. If you have not received these materials after commencement of the Offer to Exchange, send an e-mail to Stock.Options@dish.com, which is the preferred method, or call the Offer to Exchange information line at 1-855-256-0682.

You will also be able to receive a paper copy of the Offer to Exchange documents and related offer materials by requesting a paper copy via e-mail at Stock.Options@dish.com. The Offer to Exchange documents and related offer materials will also be filed with the SEC at the commencement of the Offer to Exchange and will be available free of charge at www.sec.gov. You may also receive the Offer to Exchange documents by directing a written request to: DISH Network Corporation, 9601 S. Meridian Boulevard, Englewood, Colorado 80112, Attention: Compensation Accounting. Before making an election, you should review the Offer to Exchange materials to learn about the terms and conditions of this Offer to Exchange.

If you are eligible and choose to participate in the Offer to Exchange, you may elect to consent to the adjustment of the exercise price for only those options that are Eligible Incentive Stock Options.  For Eligible Incentive Stock Options for any single grant, meaning options with the same grant date, grant number and exercise price, you must elect either to consent to an adjustment of the exercise price for all Eligible Incentive Stock Options for that grant or none of the Eligible Incentive Stock Options for that grant. You may not elect to adjust the exercise price for only a portion of a particular Eligible Incentive Stock Option grant. If you attempt to elect to adjust the exercise price for a portion of an Eligible Incentive Stock Option grant, your election will be rejected. For example, if you have an Eligible Incentive Stock Option grant covering 100 shares, you may only elect to adjust the exercise price at which all 100 shares may be purchased. You may not elect to adjust the exercise price at which a portion of the 100 shares may be purchased.

If you are an Eligible Employee, you may send an e-mail to Stock.Options@dish.com, which is the preferred method, or call the Offer to Exchange information line at 1-855-256-0682 for more information on your Eligible Incentive Stock Options.

In order to participate in this Offer to Exchange, you must properly complete, duly execute and properly submit to us the Election Form, which as discussed above will be sent to you upon commencement of the Offer to Exchange and may also be obtained by sending an e-mail to Stock.Options@dish.com, prior to 6:00 p.m. (Mountain Time) on January 30, 2013, which is the expiration date of this Offer to Exchange unless the offer period is extended. Please note that wherever you are, the expiration deadline is set by Mountain Time, in the United States. We have the authority to extend the Offer to Exchange period if we choose to, but we do not expect to extend this Offer to Exchange. You may not make a change to your election after the Exchange Expiration Date, and the last valid Election Form you properly submit to us prior to the Exchange Expiration Date will be binding and irrevocable. We must receive your Election Form via e-mail at OptionExchange@dish.com.

We will not accept Election Forms submitted by any other means, including but not limited to, hand delivery, fax, e-mail to any other e-mail address than as specified in the instructions, intraoffice mail, U.S. mail (or other post) or overnight or other courier.

You will receive a confirmation email within one (1) business day of receipt of your properly-submitted Election Form. The confirmation email will set forth your election (whether you consent to an adjustment) with respect to each Eligible Incentive Stock Option grant(s) for which you properly submit an Election Form. Please review this confirmation email to ensure it accurately reflects your election. If you do not properly submit your Election Form, you will not receive a confirmation email. If you do not receive a confirmation email, it is your responsibility to confirm that your Election Form has been properly submitted by contacting us via e-mail at Stock.Options@dish.com, which is the preferred method, or via phone at 1-855-256-0682.

You may change your election as often as you like at any time before the Exchange Expiration Date; however, the last valid Election Form that you properly submit to us before the Exchange Expiration Date will constitute your final election and will be binding and irrevocable.

THE TIMELY DELIVERY OF AN ELECTION FORM IS AT THE RISK OF THE ELECTING ELIGIBLE EMPLOYEE. IT IS YOUR RESPONSIBILITY TO ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY AND RECEIPT BY US.

Q28.         Will I receive a confirmation that my elections regarding the Offer to Exchange have been processed?

You will receive a confirmation email within one (1) business day of receipt of your properly-submitted Election Form. The confirmation email will set forth your election (whether you consent to an adjustment) with respect to the Eligible Incentive Stock Option grant(s) for which you properly submit an Election Form. Please review this confirmation email to ensure it accurately reflects your election. If you do not properly submit your Election Form, you will not receive a confirmation email. If you do not receive a confirmation email, it is your responsibility to confirm that your Election Form has been properly submitted by contacting us via e-mail at Stock.Options@dish.com, which is the preferred method, or via phone at 1-855-256-0682.

For purposes of this Offer to Exchange, we will be deemed to have accepted your consent(s) to adjustment that is properly given and not validly withdrawn prior to the Exchange Expiration Date when we give written notice to all Eligible Employees of our acceptance of all such consents. Our acceptance is subject to the conditions described in Section 7 of this Offer to Exchange entitled “Conditions of this Offer to Exchange.” We may issue this notice of acceptance by press release, e-mail or other form of written communication.

Q29.         How will DISH determine whether I have properly consented to the adjustment of the exercise price for my Eligible Incentive Stock Options?

We will determine, in our discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance of any documentation relating to consent(s) to adjustment pursuant to the Offer to Exchange. We reserve the right to reject any or all Election Forms that we determine are not properly submitted or in appropriate form or that we determine are unlawful to accept or not timely made. If we waive any of the conditions of this Offer to Exchange, we will do so for all Eligible Employees. Without limitation of the foregoing, we reserve the right to reject any Election Forms that we determine are not properly submitted or in an appropriate form or that we determine are unlawful to accept or not timely made. No consent to adjustment will be deemed to have been properly made until all defects or irregularities have been cured by you or waived by us, which may only be done in writing. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will we or any other person incur any liability for failure to give any such notice. For example, and in no way limiting our ability to reject an Election Form that we determine is not appropriate, if you fail to fully complete or alter in any way the Election Form or any of the related documents or otherwise fail to follow the instructions regarding completion and submission of the Election Form, we have the right to reject your Election Form. Our determination of those matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction and, if challenged, only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. You will receive a confirmation email within one (1) business day of receipt of your properly-submitted Election Form. The confirmation email will set forth your election (whether you consent to an adjustment) with respect to the Eligible Incentive Stock Option grant(s) for which you properly submit an Election Form. Please review this confirmation email to ensure it accurately reflects your election. If you do not properly submit your Election Form, you will not receive a confirmation email. If you do not receive a confirmation email, it is your responsibility to confirm that your Election Form has been properly submitted by contacting us via e-mail at Stock.Options@dish.com, which is the preferred method, or via phone at 1-855-256-0682.

Q30.         During what period of time may I withdraw or modify previously elected options?

You may withdraw or modify your previously submitted Election Form at any time before the Exchange Expiration Date, which is currently scheduled for 6:00 p.m. (Mountain Time) on January 30, 2013. If this Offer to Exchange is extended beyond that time, you can withdraw or modify your election at any time until the extended Exchange Expiration Date. Withdrawals of previous elections to participate are made by timely submitting a new valid Election Form with your elections which replaces your previously submitted Election Form. As further described in the election instructions accompanying the Election Form, select the “NO” box in the section indicating whether the exercise price of the applicable Eligible Incentive Stock Option grant is to be adjusted to specify that you do not wish to consent to the adjustment of the exercise price of that Eligible Incentive Stock Option grant. You may request another Election Form by e-mail to Stock.Options@dish.com, which is the preferred method, or by phone at 1-855-256-0682.

YOU WILL NOT BE PERMITTED TO WITHDRAW OR MODIFY YOUR ELECTION AFTER THE EXCHANGE EXPIRATION DATE (INCLUDING EXTENSIONS, IF ANY).

Q31.         What are the conditions to this Offer to Exchange?

This Offer to Exchange is subject to a number of customary conditions including the conditions described in Section 7 of this Offer to Exchange entitled “Conditions of this Offer to Exchange.” If any of these conditions are not satisfied, we will not be obligated to adjust the exercise price for Eligible Incentive Stock Options for which proper consent has been given, although we may do so at our discretion. This Offer to Exchange is neither conditioned upon a minimum number of Eligible Incentive Stock Options being adjusted nor conditioned upon a minimum number of Eligible Employees participating.

V.                        ADJUSTMENT OF THE EXERCISE PRICE OF ELIGIBLE INCENTIVE STOCK OPTIONS

Q32.         When will the exercise price of my Eligible Incentive Stock Options for which I properly give consent to an adjustment in the Offer to Exchange be adjusted?

The adjustment of the exercise price of the Eligible Incentive Stock Options for which you properly consent to an adjustment in the Offer to Exchange is expected to take place promptly following the Exchange Expiration Date.  However, Fidelity, our stock plan administrator, may require time to record these adjustments in the accounts of Eligible Employees.  During the period in which accounts are being adjusted, we intend to suspend transactions involving both incentive stock options and non-qualified stock options. Therefore, during this period you will not be able to engage in certain transactions, including, without limitation, any exercise of your Eligible Incentive Stock Options or Eligible Non-Qualified Stock Options.

Q33.         What happens if I exercise my Eligible Incentive Stock Options or they expire prior to the date they are adjusted?

If you exercise any or all of your Eligible Incentive Stock Options or they expire prior to the adjustment, such options will not be adjusted. While the exercise price of Eligible Non-Qualified Stock Options and Eligible Incentive Stock Options for which Eligible Employees have made valid adjustment elections will be adjusted promptly following the Exchange Expiration Date, Fidelity, our stock plan administrator, may require time to record these adjustments in the accounts of Eligible Employees. During the period in which accounts are being adjusted, we intend to suspend transactions involving both incentive stock options and non-qualified stock options. Therefore, during this period you will not be able to engage in certain transactions, including, without limitation, any exercise of your Eligible Incentive Stock Options or Eligible Non-Qualified Stock Options.

Q34.         If I elect to adjust the exercise price of my Eligible Incentive Stock Options through the Offer to Exchange, what will be the new exercise price of the Eligible Incentive Stock Options?

The new exercise price of the Eligible Incentive Stock Options for which you consent to an adjustment through the Offer to Exchange will be equal to the current exercise price of such stock options minus $0.77 per share; provided that the exercise price will not be reduced to less than $1.00. For example, if you currently have Eligible Incentive Stock Options with an exercise price equal to $20.00 per share and if you elect to consent to an adjustment with respect to those options, then the exercise price of such stock options would be adjusted to $19.23 per share. However, if you have Eligible Incentive Stock Options with an exercise price equal to $1.50 per share and if you elect to consent to an adjustment with respect to those options, then the exercise price of such stock options would be adjusted to $1.00 per share.

Q35.         Will the number of Eligible Incentive Stock Options held by me be changed as a result of the Offer to Exchange?

No. The number of Eligible Incentive Stock Options held by you as set forth in your stock option agreement(s) will remain the same, regardless of whether you consent to an adjustment in the Offer to Exchange. The only change to affected stock option agreement(s) that will occur if you consent to an adjustment will be to the exercise price of the affected stock options and, as discussed above, the corresponding change in tax treatment resulting from the modification in status from an incentive stock option to a non-qualified stock option for U.S. Federal income tax purposes.

Q36.         Will the vesting schedule for my Eligible Incentive Stock Options be changed as a result of the Offer to Exchange?

No. The vesting schedule set forth in your stock option agreement(s) will remain the same regardless of whether you consent to an adjustment in the Offer to Exchange. The only change to affected stock option agreement(s) that will occur if you consent to an adjustment will be to the exercise price of the affected stock options and, as discussed above, the corresponding change in tax treatment resulting from the modification in status from an incentive stock option to a non-qualified stock option for U.S. Federal income tax purposes.

Q37.         Will the date that my Eligible Incentive Stock Options terminate be changed as a result of the Offer to Exchange?

No. The termination date set forth in your stock option agreement(s) will remain the same regardless of whether you consent to an adjustment in the Offer to Exchange. The only change to affected stock option agreement(s) that will occur if you consent to an adjustment will be to the exercise price of the affected stock options and, as discussed above, the corresponding change in tax treatment resulting from the modification in status from an incentive stock option to a non-qualified stock option for U.S. Federal income tax purposes.

Q38.         Will my Eligible Incentive Stock Options remain governed by the same stock incentive plan(s) and by the same stock option agreement(s) if I participate in the Offer to Exchange?

Yes. The applicable stock incentive plan or plans and the applicable stock option agreement(s) under which your Eligible Incentive Stock Options were granted will continue to govern regardless of whether you consent to an adjustment in the Offer to Exchange. The only change to affected stock option agreement(s) that will occur if you consent to an adjustment will be to the exercise price of the affected stock options and, as discussed above, the corresponding change in tax treatment resulting from the modification in status from an incentive stock option to a non-qualified stock option for U.S. Federal income tax purposes.

VI.                   ACCESS TO OFFER TO EXCHANGE DOCUMENTS/ADDITIONAL QUESTIONS

Q39.         I have a Rule 10b5-1 trading plan. How does my decision to participate in this Offer to Exchange impact my 10b5-1 trading plan?

If you have a Rule 10b5-1 trading plan through Fidelity, our stock plan administrator, and you consent to an adjustment, unless otherwise specified in your Rule 10b5-1 trading plan, then following the completion of the adjustment, Fidelity will reduce the limit price of your Rule 10b5-1 trading plan by $0.77 per share with respect to Eligible Non-Qualified Stock Options and those Eligible Incentive Stock Options adjusted through the Offer to Exchange; provided that because the exercise price of such stock options will not be reduced below $1.00, the limit price of such stock options will not be reduced below $1.00.

We advise you to review your individual trading plan and consult with your broker and any other advisors as appropriate. Each individual is solely responsible for compliance with Rule 10b5-1 and all applicable laws, rules and regulations regarding insider trading. While you generally may terminate a Rule 10b5-1 trading plan in its entirety at any time, you may generally amend or modify a trading plan only during an open trading window at a time at which you have no material nonpublic information.

In accordance with and subject to DISH’s Insider Trading Policy, trading windows, if any, typically open on the third trading day following the filing of DISH’s quarterly reports on Form 10-Q and annual report on Form 10-K with the SEC. The trading window closed on December 1, 2012 and is not expected to re-open prior to May 14, 2013, which is the third trading day after the expected filing of DISH’s quarterly report on Form 10-Q for the quarter ending March 31, 2013. If, however, DISH files its annual report on Form 10-K for the fiscal year ending December 31, 2012 on or prior to February 26, 2013, the trading window may open briefly before closing again on March 1, 2013.  For example, if DISH files its annual report on Form 10-K for the fiscal year ending December 31, 2012 on February 22, 2013, the trading window could open as early as February 26, 2013, and may remain open through February 28, 2013.  Please remember that the date that DISH expects to file its annual report on Form 10-K and quarterly report on Form 10-Q, and hence the opening of our trading window, is subject to change, and there is no guarantee that a trading window will open as scheduled, or at all.

Q40.         How may I access all of the Offer to Exchange offer materials?

Offer documents relating to the Offer to Exchange will be delivered to your company email account. You will also be able to access the offer documents and related materials by requesting a copy via email at Stock.Options@dish.com, which is the preferred method, or by calling the Offer to Exchange information line at 1-855-256-0682. The Offer to Exchange offer documents will also be filed with the SEC and will be available free of charge at www.sec.gov. You may also receive the Offer to Exchange documents by directing a written request to: DISH Network Corporation, 9601 S. Meridian Boulevard, Englewood, Colorado 80112, Attention: Compensation Accounting.

Q41.         Where may I go for financial advice regarding participation in the Offer to Exchange?

Neither DISH nor any employee, agent, entity or party, including, without limitation, the Board of Directors or the Compensation Committee, will make any recommendation as to whether you should consent to an adjustment. Furthermore, neither DISH nor any employee, agent, entity or party including, without limitation, the Board of Directors or the Compensation Committee, authorizes any person to make any such recommendations on behalf of DISH. Consent to an adjustment in the Offer to Exchange carries risks, and there is no guarantee that you will ultimately receive greater value from non-qualified stock options with an adjusted exercise price than you would have received from your existing Eligible Incentive Stock Options. In addition, there is no guarantee that an Eligible Employee will continue to receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes with respect to Eligible Incentive Stock Options that an Eligible Employee does not consent to adjust following the expiration of the Offer to Exchange.

We have not retained, and do not intend to retain, any representative to act on behalf of the Eligible Employees holding Eligible Incentive Stock Options for purposes of negotiating the terms of this Offer to Exchange, or preparing a report or making any recommendation concerning the fairness of this Offer to Exchange.  As a result, each Eligible Employee must make his or her own decision whether to consent to an adjustment in the Offer to Exchange, taking into account his or her own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange.  See “Risks of Participating in the Offer to Exchange” below for additional information.

Q42.         What are some of the potential risks if I choose to exchange my Eligible Incentive Stock Options?

We cannot guarantee what the stock market will do or how our stock will perform. In addition, although an adjustment to the exercise price of your Eligible Incentive Stock Options is not expected to be a taxable event, it will result in a modification of your Eligible Incentive Stock Options. As a result of the modification, the stock options for which you give consent to the adjustment will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes. Therefore, if you consent to the adjustment under the Offer to Exchange, your options will be treated as non-qualified stock options for U.S. Federal income tax purposes following the adjustment and will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes.

Consent to an adjustment in the Offer to Exchange carries risks, and there is no guarantee that you will ultimately receive greater value from non-qualified stock options with an adjusted exercise price than you would have received from your Eligible Incentive Stock Options. In addition, there is no guarantee that an Eligible Employee will continue to receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes with respect to Eligible Incentive Stock Options that an Eligible Employee does not consent to adjust following the expiration of the Offer to Exchange.  As a result, each Eligible Employee must make his or her own decision whether to consent to an adjustment in the Offer to Exchange, taking into account his or her own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange. See “Risks of Participating in the Offer to Exchange” below for additional information.

Q43.         If DISH extends or changes the Offer to Exchange, how will you notify me?

If DISH extends or otherwise changes the Offer to Exchange, DISH will issue an e-mail, press release and/or other form of written communication disclosing the extension and the new Exchange Expiration Date no later than 9:00 a.m. (Mountain Time), on the next U.S. business day following the previously scheduled Exchange Expiration Date.

Q44.         Whom can I contact within DISH to answer any other questions?

You may send an e-mail to Stock.Options@dish.com, which is the preferred method, or call the Offer to Exchange information line at 1-855-256-0682.

RISKS OF PARTICIPATING IN THE OFFER TO EXCHANGE

Participating in the Offer to Exchange involves a number of risks and uncertainties, including those described below. You should carefully review these risks and uncertainties, and the other information contained in this Offer to Exchange, including the Schedules to this Offer to Exchange, and in our other filings that we make with the SEC. As a result, you must make your own decision whether to consent to an adjustment in the Offer to Exchange, taking into account your own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange.

In addition, this Offer to Exchange and our SEC reports referred to above include “forward-looking statements.” When used in this Offer to Exchange, the words “anticipate,” “believe,” “estimate,” “ expect,” “intend,” “plan” and words of similar effect, as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our products and services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Offer to Exchange. You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements.

The following discussion should be read in conjunction with the consolidated financial statements and notes to consolidated financial statements included in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Exchange, which speak only as of the date hereof.

Risks Related to This Offer to Exchange

If you consent to an adjustment of the exercise price of your Eligible Incentive Stock Options through this Offer to Exchange, your options will be treated as non-qualified options for U.S. Federal income tax purposes, your options will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes and there is no guarantee that you will ultimately receive greater value from the non-qualified stock options with the adjusted exercise price than from your existing Eligible Incentive Stock Options.

Although an adjustment to the exercise price of your Eligible Incentive Stock Options is not expected to be a taxable event, it will result in a modification of your Eligible Incentive Stock Options. As a result of the modification, the stock options for which you consent to an adjustment will be treated as non-qualified options for U.S. Federal income tax purposes and will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes. Therefore, if you consent to an adjustment under the Offer to Exchange, your affected options will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes.

This means that, upon exercise of your adjusted stock options, an amount equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price paid is taxable to you as ordinary income. This amount of income will be subject to income and employment tax withholding. See Section 17 of this Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for more information.

Consent to an adjustment in the Offer to Exchange carries risks, and there is no guarantee that you will ultimately receive greater value from non-qualified stock options with an adjusted exercise price than you would have received from your existing Eligible Incentive Stock Options. In addition, there is no guarantee that an Eligible Employee will continue to receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes following the Exchange Expiration Date with respect to Eligible Incentive Stock Options that an Eligible Employee does not consent to adjust. As a result, each Eligible Employee must make his or her own decision whether to consent to an adjustment in the Offer to Exchange, taking into account his or her own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange.

Furthermore, nothing in this document constitutes, nor shall it be construed, to give any person the right to remain an employee of DISH or any of its subsidiaries or affiliates or to affect the right of DISH or any of its subsidiaries or affiliates to terminate the employment of any person at any time with or without cause to the extent permitted under applicable law. Nothing in this document should be considered a contract or a guarantee of wages or compensation. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in the employ of DISH or any of its subsidiaries or affiliates through the Exchange Expiration Date or after that date.

Our Board of Directors has not made a recommendation as to whether you should consent to the adjustment of the exercise price of your Eligible Incentive Stock Options in the Offer to Exchange, and we have not obtained a third-party determination that this Offer to Exchange is fair to holders of Eligible Incentive Stock Options.

Neither DISH nor any employee, agent, entity or party, including, without limitation, the Board of Directors or the Compensation Committee, will make any recommendation as to whether you should consent to an adjustment. Furthermore, neither DISH nor any employee, agent, entity or party including, without limitation, the Board of Directors or the Compensation Committee, authorizes any person to make any such recommendations on behalf of DISH. We have not retained, and do not intend to retain, any representative to act on behalf of the Eligible Employees holding Eligible Incentive Stock Options for purposes of negotiating the terms of this Offer to Exchange, or preparing a report or making any recommendation concerning the fairness of this Offer to Exchange. As a result, each Eligible Employee must make his or her own decision whether to consent to an adjustment in the Offer to Exchange, taking into account his or her own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange.

The tax treatment of your Eligible Incentive Stock Options under state tax law is not certain, and you may also be subject to adverse personal tax consequences under applicable state tax laws with respect to your Eligible Incentive Stock Options if you participate in the Offer to Exchange.

Your consent to the adjustment in the exercise price of your Eligible Incentive Stock Options will be a modification of your Eligible Incentive Stock Options that will result in such stock options no longer receiving the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes. Following your consent to the adjustment, your stock options will be treated as non-qualified stock options for U.S. Federal income tax purposes. See Section 17 of this Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for more information.  You may also be subject to adverse personal tax consequences under applicable state tax laws with respect to your Eligible Incentive Stock Options if you participate in the Offer to Exchange. As a result, you must make your own decision whether to consent to an adjustment in the Offer to Exchange, taking into account your own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange. In addition, there is no guarantee that an Eligible Employee will continue to receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes following the expiration of the Offer to Exchange with respect to Eligible Incentive Stock Options that an Eligible Employee does not consent to adjust.

Procedural Risks

If you wish to accept this Offer to Exchange, there are a number of procedural steps that you must follow to properly consent to an adjustment of the exercise price of your Eligible Incentive Stock Options. If you fail to follow these procedural steps, we may decline to adjust the exercise price of your Eligible Incentive Stock Options pursuant to this Offer to Exchange.

If you wish to participate in the Offer to Exchange, there are a number of procedural steps that you must follow in order to properly consent to an adjustment of the exercise price for your Eligible Incentive Stock Options. These procedural steps are discussed in greater detail in Sections 4 and 5 of this Offer to Exchange. You are responsible for making sure that your initial Election Form and any subsequent changes to your Election Form pursuant to which you withdraw your consent to an adjustment for your Eligible Incentive Stock Options are properly submitted to us before the Exchange Expiration Date and that such forms accurately reflect your elections. If you fail to follow these procedural steps, we may decline to adjust the exercise price of your Eligible Incentive Stock Options pursuant to this Offer to Exchange. See Section 4 of this Offer to Exchange entitled “Procedures for Electing to Consent to an Adjustment of the Exercise Price of Eligible Incentive Stock Options” and Section 5 entitled “Withdrawal Rights” for more information.

Risks Related to Our Business and Common Stock

In addition to the risks detailed herein, you should also carefully review the risk factors contained in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and also the other information provided in this Offer to Exchange as well as our Tender Offer Statement on Schedule TO and the other materials that we have filed with the SEC before making a decision on whether to consent to the adjustment of the exercise price of your Eligible Incentive Stock Options. You may access these filings free of charge electronically at the SEC’s Internet site at http://www.sec.gov. In addition, we will provide without charge to you, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See

Section 20 of this Offer to Exchange entitled “Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports.

THE OFFER TO EXCHANGE

1.                   Eligibility.

Upon the terms and subject to the conditions of this Offer to Exchange, we will adjust the exercise price of Eligible Incentive Stock Options for which a valid consent to adjustment has been properly submitted and not withdrawn prior to the Exchange Expiration Date.

You are generally eligible to participate in this Offer to Exchange only if you are an Active Employee of DISH and you hold Eligible Incentive Stock Options through the Exchange Expiration Date, which is currently expected to be 6:00 p.m. (Mountain Time) on January 30, 2013. An employee is not an “Active Employee” if, prior to the Exchange Expiration Date, he or she: (i) has provided DISH a notice of resignation; or (ii) has been issued a notice of termination of employment by DISH.

You will remain eligible to participate in the Offer to Exchange if you are on a company-approved leave of absence or if you are on vacation. Nevertheless, you must submit your Election Form prior to the Exchange Expiration Date. The Offer to Exchange period will not be extended to account for vacations or other leaves. Accordingly, if you are no longer an Active Employee as of the Exchange Expiration Date, your Offer to Exchange election will be cancelled and you will not receive an adjustment of the exercise price of your stock options. In this case, the terms and conditions of your existing stock option agreement(s) will remain unchanged.

Eligible Incentive Stock Options are only those DISH stock options that, whether vested or unvested, meet all of the following criteria:

•                  are held by an Eligible Employee;

•                  were granted on or before December 11, 2012;

•                  are designated as “incentive stock options” and are eligible for the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes as of the commencement of the Offer to Exchange (see Section 17 below for more information on tax treatment);

•                  continue to be eligible for the tax treatment afforded to “incentive stock options” for U.S. Federal income tax purposes through the Exchange Expiration Date; and

•                  are still outstanding at the Exchange Expiration Date (this means the options have not been exercised and have not expired).

When we use the term “option” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares underlying those options.

If you are eligible and choose to participate in the Offer to Exchange, you may elect to consent to the adjustment of the exercise price of only those options that are Eligible Incentive Stock Options. For Eligible Incentive Stock Options for any single grant, meaning options with the same grant date, grant number and exercise price, you must elect either to consent to an adjustment of the exercise price for all Eligible Incentive Stock Options for that grant or none of the Eligible Incentive Stock Options for that grant. You may not elect to adjust the exercise price for only a portion of a particular Eligible Incentive Stock Option grant. If you attempt to elect to adjust the exercise price for a portion of an Eligible Incentive Stock Option grant, your election will be rejected. For example, if you have an Eligible Incentive Stock Option grant covering 100 shares, you may only elect to adjust the exercise price at which all 100 shares may be purchased. You may not elect to adjust the exercise price at which a portion of the 100 shares may be purchased. The Offer to Exchange is open only to Eligible Employees, all of whom reside in the United States.

If you have previously exercised a portion of your Eligible Incentive Stock Options for any single grant (meaning Eligible Incentive Stock Options with the same grant date, grant number and exercise price), only that portion of the options that have not yet expired or been exercised will be eligible for the adjustment of the exercise price in this Offer to Exchange.

2.                   Exchange Expiration Date.

This Offer to Exchange will expire at the Exchange Expiration Date, currently scheduled to be 6:00 p.m. (Mountain Time) on January 30, 2013, unless and until we, in our discretion, extend the period of time during which this Offer to Exchange will remain open, in which event the Exchange Expiration Date refers to the latest time and date at which this Offer to Exchange, as so extended, expires. Please note that wherever you are, the Exchange Expiration Date is set by Mountain Time, in the United

States. See Section 18 of this Offer to Exchange for a description of our rights to extend, delay, terminate and amend this Offer to Exchange.

Rules of the SEC require that this Offer to Exchange be open to Eligible Employees for a minimum of 20 business days.

We have the authority to extend the Offer to Exchange period if we choose to, but we do not expect to extend this Offer to Exchange. Eligible Employees should make an election to participate in this Offer to Exchange by the Exchange Expiration Date. However, as discussed above, if you do nothing, then all your Eligible Incentive Stock Options will remain outstanding at their current exercise prices and subject to their existing terms, but all your Eligible Non-Qualified Stock Options will be adjusted by DISH without any action needed to be taken by the Eligible Employee.

We also reserve the right, in our discretion, before the Exchange Expiration Date, to terminate or amend the Offer to Exchange and to postpone our acceptance of your consent(s) to adjustment in the event that any of the events listed in Section 7 of this Offer to Exchange occurs, by giving written notice of the termination, amendment or postponement to you or by making a public announcement thereof.  In the event that we terminate this Offer to Exchange, we will promptly reject all Election Forms consenting to the adjustment of the exercise price of Eligible Incentive Stock Options.

If this Offer to Exchange is scheduled to expire earlier than the tenth U.S. business day from, and including, the date that notice of any increase or decrease in the adjustment amount of the exercise price is first published, sent or given in the manner specified in Section 18 of this Offer to Exchange, we will extend this Offer to Exchange so that it is open at least ten U.S. business days following the publication, sending or giving of notice.

For purposes of this Offer to Exchange, a “business day” means any day other than Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight (Eastern Time).

3.                   Purpose of this Offer to Exchange.

On December 2, 2012, the Board of Directors of DISH declared a dividend of $1.00 per share on its outstanding Class A and Class B common stock. The dividend was paid in cash on December 28, 2012 to shareholders of record on December 14, 2012. In light of such dividend, the DISH Board of Directors and the Compensation Committee, which administers our Plans, determined to adjust the exercise price of certain stock options issued under the Plans held by Eligible Employees.  Because an adjustment to the exercise price would cause Eligible Incentive Stock Options that would otherwise be treated as incentive stock options to no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes, we are seeking the consent of Eligible Employees who hold Eligible Incentive Stock Options to adjust the exercise price of such options.

Consent to an adjustment in this Offer to Exchange carries risks, and there is no guarantee that an Eligible Employee will ultimately receive greater value from non-qualified stock options with an adjusted exercise price than he or she would have received from their existing Eligible Incentive Stock Options. In addition, there is no guarantee that an Eligible Employee will continue to receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes following the expiration of the Offer to Exchange with respect to Eligible Incentive Stock Options that an Eligible Employee does not consent to adjust.  As a result, each Eligible Employee must make his or her own decision whether to consent to an adjustment in the Offer to Exchange, taking into account his or her own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange. See “Risks of Participating in the Offer to Exchange” above.

We may engage in transactions in the future that could significantly change our structure, ownership, organization or management or the composition of our Board of Directors and that could significantly affect the price of our stock. We evaluate acquisitions or investments in the ordinary course of business on an ongoing basis. At the present time, we may be reviewing one or more of these transactions. These transactions may be announced or completed in the ordinary course of business during the pendency of this Offer to Exchange, but there can be no assurance that a transaction will be available to us or that we will choose to take advantage of any such transaction. If we were to enter into a transaction, such as a merger or similar transaction, that could result in a change in control of our Company, we reserve the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders.

Subject to the foregoing, and except as otherwise disclosed in this Offer to Exchange or in our filings with the SEC that are incorporated by reference, as of the date hereof, we have no plans, proposals or negotiations (although we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

(a)         any extraordinary transaction, such as a merger, reorganization or liquidation of the Company;

(b)         any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

(c)          any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d)         any change in our present Board of Directors or management, including, but not limited to, any plans or proposals to change the number or the terms of directors or to fill any existing vacancies on our Board of Directors or to change any material term of an employment contract of any key executive officer;

(e)          any other material change in our corporate structure or business;

(f)           our common stock being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

(g)          our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;

(h)         the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

(i)             the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

(j)            any change in our certificate of incorporation or bylaws, or any actions that could impede the acquisition of control of us by any person.

Neither DISH nor any employee, agent, entity or party, including, without limitation, the Board of Directors or the Compensation Committee, will make any recommendation as to whether you should consent to an adjustment. Furthermore, neither DISH nor any employee, agent, entity or party, including, without limitation, the Board of Directors or the Compensation Committee, authorizes any person to make any such recommendations on behalf of DISH. Consent to an adjustment in this Offer to Exchange carries risks, and there is no guarantee that an Eligible Employee will ultimately receive greater value from non-qualified stock options with an adjusted exercise price than he or she would have received from their existing Eligible Incentive Stock Options. In addition, there is no guarantee that an Eligible Employee will continue to receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes following the expiration of the Offer to Exchange with respect to Eligible Incentive Stock Options that an Eligible Employee does not consent to adjust.  As a result, each Eligible Employee must make his or her own decision whether to consent to an adjustment in the Offer to Exchange, taking into account his or her own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange. See “Risks of Participating in the Offer to Exchange” above.

We have not retained, and do not intend to retain, any representative to act on behalf of the Eligible Employees holding Eligible Incentive Stock Options for purposes of negotiating the terms of this Offer to Exchange, or preparing a report or making any recommendation concerning the fairness of this Offer to Exchange.  As a result, each Eligible Employee must make his or her own decision whether to consent to an adjustment in the Offer to Exchange, taking into account his or her own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange.

4.                   Procedures for Electing to Consent to an Adjustment of the Exercise Price of Eligible Incentive Stock Options.

Proper Election.

If you choose to participate in this Offer to Exchange, you must properly complete and submit your Election Form to us before the Exchange Expiration Date. Participation in the Offer to Exchange is voluntary.

If you currently hold Eligible Incentive Stock Options, you will receive written information about the Offer to Exchange, including a copy of the Tender Offer Statement on Schedule TO and this Offer to Exchange document along with the Election Form and accompanying instructions on how to properly complete and submit to us your Election Form. You will receive these materials upon commencement of the Offer to Exchange through your company e-mail account. If you have not received these materials after commencement of the Offer to Exchange, send an e-mail to Stock.Options@dish.com, which is the preferred method, or call the Offer to Exchange information line at 1-855-256-0682.

You will also be able to receive a paper copy of the Offer to Exchange documents and related offer materials by requesting a paper copy via e-mail at Stock.Options@dish.com. The Offer to Exchange documents and related offer materials will also be filed with the SEC at the commencement of the Offer to Exchange and will be available free of charge at www.sec.gov. You can also receive the Offer to Exchange documents by directing a written request to: DISH Network Corporation, 9601 S. Meridian Boulevard, Englewood, Colorado 80112, Attention: Compensation Accounting. Before making an election, you should review the Offer to Exchange materials to learn about the terms and conditions of this Offer to Exchange.

If you are an Eligible Employee and choose to participate in the Offer to Exchange, you may elect to consent to the adjustment of the exercise price for only those options that are Eligible Incentive Stock Options.  For Eligible Incentive Stock Options for any single grant, meaning options with the same grant date, grant number and exercise price, you must elect either to consent to an adjustment of the exercise price for all Eligible Incentive Stock Options for that grant or none of the Eligible Incentive Stock Options for that grant. You may not elect to adjust the exercise price for only a portion of a particular Eligible Incentive Stock Option grant. If you attempt to elect to adjust the exercise price for a portion of an Eligible Incentive Stock Option grant, your election will be rejected. For example, if you have an Eligible Incentive Stock Option grant covering 100 shares, you may only elect to adjust the exercise price at which all 100 shares may be purchased. You may not elect to adjust the exercise price at which a portion of the 100 shares may be purchased.

If you are an Eligible Employee, you may send an e-mail to Stock.Options@dish.com, which is the preferred method, or call the Offer to Exchange information line at 1-855-256-0682 for more information on your Eligible Incentive Stock Options.

In order to participate in this Offer to Exchange, you must properly complete, duly execute, and properly submit your Election Form to us prior to 6:00 p.m. (Mountain Time) on January 30, 2013, which is the Exchange Expiration Date unless the offer period is extended. Please note that wherever you are, the expiration deadline is set by Mountain Time in the United States. We have the authority to extend the Offer to Exchange period if we choose to, but we do not expect to extend this Offer to Exchange.

We must receive your Election Form via e-mail at OptionExchange@dish.com. We will not accept Election Forms submitted by any other means, including, but not limited to, hand delivery, fax, e-mail to any other e-mail address than as specified in the instructions, intraoffice mail, U.S. mail (or other post) or overnight or other courier.

You will receive a confirmation email within one (1) business day of receipt of your properly-submitted Election Form. The confirmation email will set forth your election (whether you consent to an adjustment) with respect to the Eligible Incentive Stock Option grant(s) for which you properly submit an Election Form. Please review this confirmation email to ensure it accurately reflects your election.

If you do not properly submit your Election Form, you will not receive a confirmation email. If you do not receive a confirmation email, it is your responsibility to confirm that your Election Form has been properly submitted by contacting us via e-mail at Stock.Options@dish.com, which is the preferred method, or via phone at 1-855-256-0682.

You may change your election as often as you like at any time before the Exchange Expiration Date; however, the last valid Election Form that you properly submit to us before the Exchange Expiration Date will constitute your final election and will be binding and irrevocable.

THE TIMELY DELIVERY OF AN ELECTION FORM IS AT THE RISK OF THE ELECTING ELIGIBLE EMPLOYEE. IT IS YOUR RESPONSIBILITY TO ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY AND RECEIPT BY US.

This is a one-time offer, and we will strictly enforce the offering period, subject only to any extension which we may make. We have the authority to extend this Offer to Exchange period if we choose to, but we do not expect to extend this period. You may not make a change to your election after the Exchange Expiration Date.

Determination of Validity; Rejection of Election; Waiver of Defects; No Obligation to Give Notice of Defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance of any documentation relating to consent(s) to adjustment pursuant to the Offer to Exchange. If we waive any of the conditions of this Offer to Exchange, we will do so for all Eligible Employees. Without limitation of the foregoing, we reserve the right to reject any Election Forms that we determine are not properly submitted or in an appropriate form or that we determine are unlawful to accept or not timely made. No consent to adjustment will be deemed to have been properly made until all defects or irregularities have been cured by you or waived by us, which may only be done in writing. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will we or any other person incur any liability for failure to give any such notice. For example, and in no way limiting our ability to reject an Election Form that we determine is not appropriate, if you fail to fully complete or alter in any way the Election Form or any of the related documents or otherwise fail to follow the instructions regarding completion and submission of the Election Form, we have the right to reject your Election

Form. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction, and if challenged, only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

You will receive a confirmation email within one (1) business day of receipt of your properly-submitted Election Form. The confirmation email will set forth your election (whether you consent to an adjustment) with respect to the Eligible Incentive Stock Option grant(s) for which you properly submit an Election Form. Please review this confirmation email to ensure it accurately reflects your election.

If you do not properly submit your Election Form, you will not receive a confirmation email. If you do not receive a confirmation email, it is your responsibility to confirm that your Election Form has been properly submitted by contacting us via email at Stock.Options@dish.com, which is the preferred method, or via phone at 1-855-256-0682.

Upon the terms and subject to the conditions of this Offer to Exchange, including those conditions listed in Section 7 of this Offer to Exchange below, if you properly consent to an adjustment of the exercise price for your Eligible Incentive Stock Options and do not withdraw such consent prior to the Exchange Expiration Date, the new exercise price of the Eligible Incentive Stock Options for which you consented to an adjustment through the Offer to Exchange will be equal to the current exercise price of such stock options minus $0.77 per share; provided that the exercise price will not be reduced to less than $1.00. For example, if you currently have Eligible Incentive Stock Options with an exercise price equal to $20.00 per share, if you elect to consent to an adjustment with respect to those options, then the exercise price of such stock options would be adjusted to $19.23 per share. However, if you have Eligible Incentive Stock Options with an exercise price equal to $1.50 per share, if you elect to consent to an adjustment with respect to those options, then the exercise price of such stock options would be adjusted to $1.00 per share.

Also, for example, if you consent to the adjustment for more than one of your Eligible Incentive Stock Option grants, the $0.77 decrease in exercise price will apply to each of your option grants separately. This means that all of the Eligible Incentive Stock Options that you receive pursuant to a particular Eligible Incentive Stock Option grant will have the exercise price reduced by $0.77 from the current exercise price of such option grant. For example, if you have (x) one grant for which the exercise price of the Eligible Incentive Stock Options is equal to $20.00, and (y) a second grant for which the exercise price of the Eligible Incentive Stock Options is equal to $22.00, if you consent to the adjustment for both of the grants specified in the foregoing clauses (x) and (y), following the Exchange Expiration Date, the exercise price of the grant specified in clause (x) will be $19.23 and the exercise price of the grant specified in clause (y) will be $21.23.

The number of stock options held by you, the vesting schedule for your Eligible Incentive Stock Options and the termination date of your Eligible Incentive Stock Options as set forth in your stock option agreement(s), as well as the stock incentive plan(s) governing your Eligible Incentive Stock Options, will remain the same regardless of whether or not you consent to an adjustment. The only change to your affected stock option agreement(s) that will occur if you give consent to an adjustment will be to the exercise price of the affected stock options, and, as discussed above and in Section 17 of this Offer to Exchange, the corresponding change in tax treatment resulting from the modification in status from an incentive stock option to a non-qualified stock option for U.S. Federal income tax purposes.

Although an adjustment to the exercise price of your Eligible Incentive Stock Options is not expected to be a taxable event, it will result in a modification of your Eligible Incentive Stock Options. As a result of the modification, the stock options for which you give consent to the adjustment will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes. Therefore, if you consent to the adjustment under the Offer to Exchange, your options will be treated as non-qualified stock options for U.S. Federal income tax purposes following the adjustment and will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes. See Section 17 of this Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for more information. As a result, you must make your own decision whether to consent to an adjustment in the Offer to Exchange, taking into account your own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange.

Your election to consent to the adjustment of the exercise price of such options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of this Offer to Exchange. Our acceptance of your consent to adjust the exercise price of the Eligible Incentive Stock Options pursuant to this Offer to Exchange will constitute a binding and irrevocable agreement between us and you upon the terms and subject to the conditions of this Offer to Exchange.

Our Receipt and Subsequent Confirmation Email of Your Election Form Does Not Constitute an Agreement.

Our receipt of your Election Form and subsequent confirmation email is not by itself an acceptance of your consent to adjust the exercise price of your Eligible Incentive Stock Options. For purposes of this Offer to Exchange, we will be deemed to have accepted your consent to adjust the exercise price of your Eligible Incentive Stock Options that are validly elected for such adjustment, are properly submitted and are not properly withdrawn as of the time when we give written notice to all Eligible Employees of our acceptance of all Eligible Employees’ consents to adjust the exercise price of their Eligible Incentive Stock Options. Our acceptance is subject to the conditions described in Section 7 of this Offer to Exchange entitled “Conditions of this Offer to Exchange”. We may issue this notice of acceptance by press release, e-mail or other form of written communication. See Section 6 of this Offer to Exchange below for more information. If we do not accept your consent to adjust the exercise price of Eligible Incentive Stock Options, the terms and conditions of your existing stock option agreement(s) will remain unchanged and will continue to apply.

5.                   Withdrawal Rights.

You can only withdraw your consent to adjust the exercise price of your Eligible Incentive Stock Options in accordance with the provisions of this Offer to Exchange.

You may change your election as often as you like at any time before the Exchange Expiration Date, which is currently scheduled for 6:00 p.m. (Mountain Time) on January 30, 2013, unless extended by us. The last valid Election Form you properly submit to us prior to the Exchange Expiration Date will be your final Election Form and will be binding and irrevocable. If the Offer to Exchange period is extended by us, you may withdraw your elected Eligible Incentive Stock Options at any time until the extended Exchange Expiration Date.

To validly withdraw your consent to adjust the exercise price of your Eligible Incentive Stock Options, you must properly submit a new Election Form that indicates (in accordance with the instructions thereto) your election to not consent to an adjustment of the exercise price for those Eligible Incentive Stock Options you wish to withdraw from participation. As further described in the election instructions accompanying the Election Form, select the “NO” box in the section indicating whether the exercise price of the applicable Eligible Incentive Stock Option grant is to be adjusted to specify that you do not wish to consent to the adjustment of the exercise price of that Eligible Incentive Stock Option grant. Your new Election Form must indicate your election as to each of your Eligible Incentive Stock Option grants, including any you wish to give your consent to adjust the exercise price, if any, as the new Election Form once validly submitted will supersede your previous submitted Election Form for all Eligible Incentive Stock Options.

You may request a new Election Form via e-mail to Stock.Options@dish.com, which is the preferred method, or via phone at 1-855-256-0682. The new Election Form must be submitted via e-mail to OptionExchange@dish.com. We will not accept Election Forms submitted by any other means, including, but not limited to, hand delivery, fax, e-mail to any other e-mail address than as specified in the instructions, intraoffice mail, U.S. mail (or other post) or overnight or other courier.

We must RECEIVE the new Election Form via e-mail at OptionExchange@dish.com, before the Exchange Expiration Date (as the same may be extended by us).

The timely submission of a properly completed new Election Form that withdraws your consent to adjust the exercise price for one or more Eligible Incentive Stock Options will constitute a proper notice of withdrawal as to those Eligible Incentive Stock Options that are marked as not selected for the adjustment of the exercise price.

You will receive a confirmation email within one (1) business day of receipt of your properly-submitted Election Form. The confirmation email will set forth your election (whether you consent to an adjustment) with respect to the Eligible Incentive Stock Option grant(s) for which you properly submit an Election Form. Please review this confirmation email to ensure it accurately reflects your new decision as to each of your Eligible Incentive Stock Option grants. If you do not properly submit your Election Form, you will not receive a confirmation email. If you do not receive a confirmation email, it is your responsibility to confirm that your Election Form has been properly submitted by contacting us via e-mail at Stock.Options@dish.com, which is the preferred method, or via phone at 1-855-256-0682.

If you elect to withdraw your consent, you must withdraw your consent for all or none of the outstanding options granted to you on the same grant date, grant number and exercise price. You cannot rescind any withdrawal, and thereafter you will not be deemed to have consented to the adjustment of the exercise price for purposes of this Offer to Exchange, unless you properly re-elect to consent to an adjustment of the exercise price for those Eligible Incentive Stock Options before the Exchange Expiration Date by following the procedures described in Section 4.

YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION AFTER THE EXCHANGE EXPIRATION DATE (AS THE SAME MAY BE EXTENDED BY US).

6.                   Our Acceptance of Your Consent to an Adjustment of the Exercise Price of Eligible Incentive Stock Options.

Upon the terms and subject to the conditions of this Offer to Exchange, including those conditions listed in Section 7 of this Offer to Exchange below, and promptly following the Exchange Expiration Date, we will determine whether to accept your consent to an adjustment that is properly submitted and not validly withdrawn before the Exchange Expiration Date.

Our receipt of your Election Form and subsequent confirmation email is not by itself an acceptance of your consent to adjust the exercise price of your Eligible Incentive Stock Options. For purposes of this Offer to Exchange, we will be deemed to have accepted your consent to an adjustment that is properly submitted and not validly withdrawn prior to the Exchange Expiration Date, when we give written notice to all Eligible Employees of our acceptance of all such consents. Our acceptance is subject to the conditions described in Section 7 of this Offer to Exchange entitled “Conditions of this Offer to Exchange”. We may issue this notice of acceptance by press release, e-mail or other form of written communication. If we do not accept your consent to adjust the exercise price of any Eligible Incentive Stock Options, the terms and conditions of your existing stock option agreement(s) will remain unchanged and will apply.

7.                   Conditions of this Offer to Exchange.

Notwithstanding any other provision of this Offer to Exchange, we may, in our discretion, determine not to accept your election to adjust the exercise price of any Eligible Incentive Stock Options, and we may, in our discretion, terminate or amend this Offer to Exchange, or postpone our acceptance of any options for which an adjustment has been elected, in each case subject to certain limitations and in the manner set forth in Section 18 below, if at any time on or after December 31, 2012 and prior to the Exchange Expiration Date, any of the following events has occurred, or in our reasonable judgment, has been determined by us to have occurred:

(a)         there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer to Exchange or the acquisition of some or all of the options for which an adjustment has been elected pursuant to this Offer to Exchange;

(b)         there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this Offer to Exchange or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:

(i)             make the acceptance of any consent to an adjustment illegal or otherwise restrict or prohibit consummation of this Offer to Exchange;

(ii)          delay or restrict our ability, or render us unable, to accept any consent to an adjustment; or

(iii)       materially and adversely affect the business, condition (financial or other), income, operations or prospects of DISH;

(c)          any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(d)         the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

(e)          the commencement or escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

(f)           any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States;

(g)          any decrease of greater than 20% of the market price of the shares of our Class A common stock from the closing price of our Class A common stock on December 31, 2012 or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of DISH or on the trading in our Class A common stock;

(h)         in the case of any of the foregoing existing at the time of the commencement of this Offer to Exchange, a material acceleration or worsening thereof;

(i)             any decline in either the Dow Jones Industrial Average or the Standard and Poor’s Index of 500 Companies by an amount in excess of 15% measured during any time period after the close of business on December 31, 2012;

(j)            a change of control transaction involving us, such as a merger or other acquisition, has been announced or proposed;

(k)         a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

(i)             any person, entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D with the SEC on or before December 31, 2012;

(ii)          any such person, entity or group that has filed a Schedule 13D with the SEC on or before December 31, 2012 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

(iii)       any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us;

(l)             any of the situations described above existed at the time of commencement of this Offer to Exchange and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer to Exchange; or

(m)     any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of DISH that, in our reasonable judgment, is or may have a material adverse effect on DISH.

If any of the above events occur, we will promptly notify you and we may, in our discretion:

•                  terminate this Offer to Exchange and promptly reject all Election Forms consenting to an adjustment of the exercise price of Eligible Incentive Stock Options;

•                  complete and/or extend this Offer to Exchange;

•                  amend the terms of this Offer to Exchange; or

•                  waive any unsatisfied condition and, subject to any requirement to provide disclosure of such waiver and to extend the period of time during which this Offer to Exchange is open, complete this Offer to Exchange.

The conditions to this Offer to Exchange are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Exchange Expiration Date, so long as such condition was not triggered as a result of any action or inaction by us. We may waive them, in whole or in part, at any time and from time to time prior to the Exchange Expiration Date, in our discretion, whether or not we waive any other condition to this Offer to Exchange. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances or any future reoccurrence of the same facts and circumstances. If we waive a condition of this Offer to Exchange, we will promptly notify you and, if such waiver is material, we may extend this Offer to Exchange and circulate new disclosures to all Eligible Employees. See Section 18 for information regarding extensions, terminations or amendments of this Offer to Exchange.

8.                   Price Range of Common Stock Underlying the Options.

The Eligible Incentive Stock Options represent rights to acquire our Class A common stock. None of the Eligible Incentive Stock Options are traded on any trading market. Our Class A common stock is quoted on the Nasdaq Global Select Market under the symbol “DISH.” There is currently no trading market for our Class B common stock. The table below shows, for the periods indicated, the high and low closing sale prices per share of our Class A common stock on the Nasdaq Global Select Market.  The sales prices of our Class A common stock reported below already include any adjustments that were made to reflect (i) the $2.00 dividend paid in cash that occurred on December 2, 2009, (ii) the $2.00 dividend paid in cash that occurred on December 1, 2011 and (iii) the $1.00 dividend paid in cash that occurred on December 28, 2012.

	High	Low
Fiscal Year Ending December 31, 2012
Fourth Quarter (through December 28, 2012)	$37.68	$30.29
Third Quarter	$33.15	$26.31
Second Quarter	$33.58	$26.85
First Quarter	$33.03	$27.64

Fiscal Year Ended December 31, 2011
Fourth Quarter	$29.00	$23.27
Third Quarter	$32.01	$21.37
Second Quarter	$30.67	$23.10
First Quarter	$24.40	$19.56

Fiscal Year Ended December 31, 2010
Fourth Quarter	$20.81	$17.97

As of December 28, 2012, the last reported sale price of our Class A common stock, as traded on the Nasdaq Global Select Market, was $35.43 per share.

WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET PRICES FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER TO EXCHANGE.

9.                   Source and Amount of Consideration.

The stock incentive plan or plans under which your Eligible Incentive Stock Options were granted will not change as a result of whether you consent to an adjustment of your Eligible Incentive Stock Options. The only change to affected stock option agreement(s) that will occur if you consent to an adjustment will be to the exercise price of the affected stock options and, as discussed above, the corresponding change in tax treatment resulting from the modification in status from an incentive stock option to a non-qualified stock option for U.S. Federal income tax purposes. No securities will be acquired by us in the Offer to Exchange.

As of December 14, 2012, there were Eligible Incentive Stock Options to purchase an aggregate of 479,081 shares of DISH’s Class A common stock.

10.            Terms of Adjusted Options.

The Eligible Incentive Stock Options for which the exercise price is adjusted through the Offer to Exchange will be subject to the same terms and conditions as provided in the stock incentive plan(s) and stock option agreement(s) applicable to such options prior to the Offer to Exchange, with the exception of the exercise price, and, as discussed above and below in Section 17 of this Offer to Exchange, the subsequent change in tax treatment resulting from the modification in status from an incentive stock option to a non-qualified stock option for U.S. Federal income tax purposes. The exercise price will be adjusted by decreasing the existing exercise price by $0.77 promptly following the Exchange Expiration Date; provided that the exercise price of Eligible Incentive Stock Options will not be reduced below $1.00. The terms and conditions of your existing Eligible Incentive Stock Options are set forth in the applicable stock incentive plan(s) and stock option agreement(s) under which they were granted. The description of the Eligible Incentive Stock Options adjusted pursuant to the Offer to Exchange as provided in this Section 10 and in Section 11 below is only a summary of some of the material provisions of the DISH stock incentive plans, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the applicable stock incentive plan(s) and stock option agreement(s). Information regarding the DISH stock incentive plans may be found in the applicable S-8 Registration Statement and related prospectus prepared by us in connection with each such stock incentive plan. Copies of the DISH stock option agreements, DISH stock incentive plans and the prospectus related to each stock incentive plan are available upon request by sending an e-mail to Stock.Options@dish.com, which is the preferred method, or calling the Offer to Exchange information line at 1-855-256-0682.

NOTHING IN THIS DOCUMENT CONSTITUTES, NOR SHALL IT BE CONSTRUED, TO GIVE ANY PERSON THE RIGHT TO REMAIN AN EMPLOYEE OF DISH OR ANY OF ITS SUBSIDIARIES OR AFFILIATES OR TO AFFECT THE RIGHT OF DISH OR ANY OF ITS SUBSIDIARIES OR AFFILIATES TO TERMINATE THE EMPLOYMENT OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER APPLICABLE LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR A GUARANTEE OF WAGES OR COMPENSATION. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT

BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN THE EMPLOY OF DISH OR ANY OF ITS SUBSIDIARIES OR AFFILIATES THROUGH THE EXCHANGE EXPIRATION DATE OR AFTER THAT DATE.

U.S. Federal Income Tax Consequences of Options

You should refer to Section 17 below for a general discussion of material U.S. Federal income tax consequences of your consent to the adjustment of the exercise price of Eligible Incentive Stock Options under this Offer to Exchange. You should note that the tax information included in this document does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances and is not intended to be applicable in all respects to all categories of Eligible Employees. You should seek advice based on your particular circumstances from an independent tax advisor.

Registration of Option Shares

All shares of common stock issuable upon exercise of options under the DISH stock incentive plans have been registered under the Securities Act of 1933, as amended, on one or more registration statements on Form S-8 filed with the SEC. Unless you are considered an “affiliate” of DISH, you will be able to sell your exercised option shares free of any transfer restrictions under SEC Rule 144 promulgated under the Securities Act of 1933, as amended.

11.            Summary of the DISH Stock Incentive Plans.

As noted in Section 9, “Source and Amount of Consideration,” the stock incentive plan or plans under which your Eligible Incentive Stock Options were granted will not change as a result of your participation or non-participation in the Offer to Exchange. We have included below in this Section 11 summaries of the principal features of the DISH stock incentive plans (the “Plans”) under which Eligible Incentive Stock Options were granted: the 1995 Stock Incentive Plan, as amended and restated (the “1995 Stock Incentive Plan”), the 1999 Stock Incentive Plan, as amended and restated (the “1999 Stock Incentive Plan”), and the 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan”). These summaries and the other summary information disclosed in this document are not complete descriptions of all of the provisions of the 1995 Stock Incentive Plan, the 1999 Stock Incentive Plan and the 2009 Stock Incentive Plan and are qualified in their entirety by reference to the full text of the 1995 Stock Incentive Plan, the 1999 Stock Incentive Plan and the 2009 Stock Incentive Plan, which are included as Exhibits (d)(1)-(d)(3) to the Schedule TO.

The Plans are broad-based plans under which DISH grants awards to its employees and consultants. Our Board of Directors believes that DISH’s interests are advanced by providing key employees and consultants with an additional incentive to enhance the long-term performance of DISH and to remain in the service of DISH and its subsidiaries and affiliates. Awards may be made to any employee or consultant of DISH and its subsidiaries and affiliates, including any prospective employees or consultants, as selected by the committee administering the applicable stock incentive plan in its discretion.

Our authorization to grant new awards under the 1995 Stock Incentive Plan and the 1999 Stock Incentive Plan has expired.

2009 Stock Incentive Plan

General Information

The 2009 Stock Incentive Plan authorizes the Board of Directors or a committee appointed by the Board of Directors (the “Plan Committee”) to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other stock-based awards (collectively, “Awards”) to key employees, consultants, or advisors of DISH and its subsidiaries who are designated by the Plan Committee. The Plan Committee may also grant Awards to all employees if they are part of a broad-based performance incentive plan approved by the Plan Committee. The Plan Committee also has the authority to, among other things: (i) select the employees, consultants, or advisors to whom Awards will be granted, (ii) determine the type, size and the terms and conditions of Awards, (iii) amend the terms and conditions of Awards, (iv) accelerate the exercisability of Awards or the lapse of restrictions relating to Awards and (v) interpret and administer the 2009 Stock Incentive Plan and award agreements thereunder. As used in this summary of the 2009 Stock Incentive Plan, the term “Plan Committee” will include the Board of Directors in the event that it performs the functions described.

In the event that the Plan Committee determines that any dividend or other distribution (whether in the form of cash, shares of DISH Class A common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of DISH Class A common stock or other securities of DISH, issuance of warrants or other rights to purchase shares of DISH Class A common stock or other securities of DISH or other similar corporate transaction or event affects the shares of DISH Class A common stock such that an adjustment is determined by the Plan Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2009 Stock Incentive Plan, then the Plan Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of DISH Class A common stock (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of shares of DISH Class A common stock (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of shares of DISH Class A common stock covered by any Award or to which such Award relates shall always be a whole number.

The aggregate number of shares of Class A common stock that may be issued subject to Awards under the 2009 Stock Incentive Plan may not exceed 80,000,000 shares. If there is a stock split, stock dividend or other relevant change affecting our shares, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number of our shares of Class A common stock and exercise prices in all outstanding grants made before such event. If shares under a grant are not issued, those shares would again be available for inclusion in future grants.

Stock Options

The Plan Committee will determine whether any option is a non-qualified or incentive stock option at the time of grant. The per share exercise price of an option granted under the 2009 Stock Incentive Plan will be determined by the Plan Committee at the time of grant, provided that the purchase price per share for each option must not be less than 100% of the fair market value of the shares of Class A common stock as of the date of grant (110% in the case of an incentive stock option granted to a Ten-Percent Stockholder, as defined in the 2009 Stock Incentive Plan). Each option will be exercisable at such dates and in such installments as determined by the Plan Committee. Each option terminates at the time determined by the Plan Committee provided that the term of each incentive stock option may not exceed ten years (five years in the case of an incentive stock option granted to a Ten-Percent Stockholder) and the term of each non-qualified stock option may not exceed ten years and three months from the date of grant.

Other Awards

The Plan Committee may also grant stock appreciation rights, restricted stock and restrict stock units, performance awards, dividend equivalents and other stock-based awards with terms and conditions as fixed by the Plan Committee.

Limits on Transfer of Awards

No Award and no right under any such Award is transferable by a Plan Participant otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 (the “Code”); provided, however, that, if so determined by the Plan Committee, a Plan Participant may, in the manner established by the Plan Committee, designate a beneficiary or beneficiaries to exercise the rights of the Plan Participant and receive any property distributable with respect to any Award upon the death of the Plan Participant. Each Award or right under any Award is exercisable during the Plan Participant’s lifetime only by the Plan Participant or, if permissible under applicable law, by the Plan Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof will be void and unenforceable against DISH or any of its majority-owned subsidiaries.

Amendment and Termination of the 2009 Stock Incentive Plan; Stockholder Approval

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2009 Stock Incentive Plan; provided, however, that, notwithstanding any other provision of the 2009 Stock Incentive Plan or any Award agreement, without the approval of the stockholders of DISH, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)             would violate the rules or regulations of Nasdaq or any securities exchange that are applicable to DISH; or

(ii)          would cause DISH to be unable, under the Code, to grant incentive stock options under the 2009 Stock Incentive Plan.

Other Information

The 2009 Stock Incentive Plan has a term of ten years, expiring on May 11, 2019, unless terminated earlier by our Board of Directors or extended by our Board of Directors with approval of the shareholders. Our Board of Directors may amend the 2009 Stock Incentive Plan as it deems advisable, except that no amendment will become effective without prior approval of our shareholders if such approval is necessary for continued compliance with Nasdaq rules and regulations.

During the term of the 2009 Stock Incentive Plan, (i) no grantee may be granted options or stock appreciation rights under the 2009 Stock Incentive Plan in the aggregate in respect of more than 4,000,000 shares in any one calendar year, and (ii) the maximum dollar amount of the fair market value of shares that any grantee may receive in any one calendar year in respect of performance awards granted under the 2009 Stock Incentive Plan may not exceed $30,000,000. The maximum aggregate number of shares that may be issued under the 2009 Stock Incentive Plan through incentive stock options may not exceed 80,000,000. Grantees who will participate in the 2009 Stock Incentive Plan in the future and the amounts of their allotments are to be determined by the Plan Committee subject to any restrictions outlined above.

1999 Stock Incentive Plan and 1995 Stock Incentive Plan

A discussion of the material terms of the 2009 Stock Incentive Plan and the U.S. Federal income tax consequences of awards granted thereunder is included above. We administer the 1999 Stock Incentive Plan and the 1995 Stock Incentive Plan consistent with the administration of the 2009 Stock Incentive Plan, and the U.S. Federal income tax consequences associated with awards under the 1999 Stock Incentive Plan and the 1995 Stock Incentive Plan are the same as similar awards that may be granted under the 2009 Stock Incentive Plan. The principal provisions of the 1999 Stock Incentive Plan and the 1995 Stock Incentive Plan are substantially similar to the provisions of the 2009 Stock Incentive Plan, as summarized above. Our authority to grant awards under our 1995 Stock Incentive Plan and 1999 Stock Incentive Plans has expired.

THE STATEMENTS IN THIS OFFER TO EXCHANGE CONCERNING THE PLANS ARE MERELY SUMMARIES AND DO NOT PURPORT TO BE COMPLETE. THE STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE RESPECTIVE PLANS, WHICH ARE INCLUDED AS EXHIBITS (D)(1)-(D)(3) TO THE SCHEDULE TO FOR THIS OFFER TO EXCHANGE. PLEASE SEND AN E-MAIL TO STOCK.OPTIONS@DISH.COM, WHICH IS THE PREFERRED METHOD, OR CALL THE OFFER TO EXCHANGE INFORMATION LINE AT 1-855-256-0682 TO RECEIVE A COPY OF ANY PLAN OR PROSPECTUS.

Awards Outstanding

As of September 30, 2012, we had 72.7 million shares of our Class A common stock available for future grant under our stock incentive plans. As of September 30, 2012, the following stock awards were outstanding:

	Total Stock Options	Incentive Stock Options
Stock Awards Outstanding
Held by DISH employees	15,610,119	503,281
Held by EchoStar Corporation employees	2,415,698	N/A
Total	18,025,817	503,281

Although EchoStar Corporation (“EchoStar”) employees hold DISH stock options and restricted stock units, only Eligible Incentive Stock Options held by DISH employees are eligible for the Offer to Exchange.

12.            Information Concerning DISH; Financial Information—Spin-Off.

General Information

DISH is a holding company.  Our subsidiaries operate three primary business segments.

•                  DISH.  The DISH® branded direct broadcast satellite (“DBS”) pay-TV service had 14.042 million subscribers in the United States as of September 30, 2012.  The DISH branded pay-TV service consists of Federal Communications Commission licenses authorizing us to use DBS and Fixed Satellite Service spectrum, our owned and leased satellites, receiver systems, third-party broadcast operations, customer service facilities, a third-party leased fiber network, in-home service and call center operations, and certain other assets utilized in our operations.

•                  Blockbuster.  On April 26, 2011, we completed the acquisition of most of the assets of Blockbuster, Inc. Blockbuster primarily offers movies and video games for sale and rental through multiple distribution channels such as retail stores, by-mail, digital devices, the blockbuster.com website and the BLOCKBUSTER On Demand® service.

•                  Wireless Spectrum.  In 2008, we paid $712 million to acquire certain 700 MHz wireless spectrum licenses, which were granted to us by the FCC in February 2009 subject to certain build-out requirements.  On March 9, 2012, we completed the acquisitions of 100% of the equity of reorganized DBSD North America, Inc. (“DBSD North America”) and substantially all of the assets of TerreStar Networks, Inc. (“TerreStar”), pursuant to which we acquired, among other things, 40 MHz of 2 GHz wireless spectrum licenses held by DBSD North America and TerreStar.

Our principal corporate office is located at 9601 S. Meridian Boulevard, Englewood, Colorado 80112, United States of America. Our telephone number at that address is (303) 723-1000 and our website address is www.dish.com. We include our website address in this document only as an inactive textual reference and do not intend it to be an active link to our website. Accordingly, information contained in our website is not incorporated by reference in, and should not be considered a part of, this Offer to Exchange.

Spin-Off

On January 1, 2008, we completed a tax-free distribution of our technology and set-top box business and certain infrastructure assets (the “Spin-Off”) into a separate publicly-traded company, EchoStar, in the form of a stock dividend distributed to DISH shareholders. DISH stockholders received for each share of common stock held on the record date for the Spin-Off, 0.20 of a share of the same class of common stock of EchoStar. DISH and EchoStar now operate as separate publicly-traded companies, and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of the shares of both companies is owned beneficially by Charles W. Ergen, our Chairman, or by certain trusts established by Mr. Ergen for the benefit of his family. The two entities consist of the following:

•                  DISH Network Corporation — which retained its DISH® branded subscription television business; and

•                  EchoStar Corporation — which sells equipment, including set-top boxes and related components, to DISH and international customers, and provides digital broadcast operations and satellite services to DISH and other customers.

In connection with the Spin-Off, as permitted by our existing stock incentive plans and consistent with the Spin-Off exchange ratio, each DISH stock option was converted into two stock options as follows:

•                  an adjusted DISH stock option for the same number of shares that were exercisable under the original DISH stock option, with an exercise price equal to the exercise price of the original DISH stock option multiplied by 0.831219.

•                  a new EchoStar stock option for one-fifth of the number of shares that were exercisable under the original DISH stock option, with an exercise price equal to the exercise price of the original DISH stock option multiplied by 0.843907.

Consequently, the fair value of the DISH stock award and the new EchoStar stock award immediately following the Spin-Off was equivalent to the fair value of such stock award immediately prior to the Spin-Off.

Financial Information

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 23, 2012, including the financial information set forth in Item 8 — “Financial Statements and Supplementary Data,” and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the SEC on November 6, 2012, including the financial information set forth in Item 1 — “Financial Statements,” are incorporated herein by reference.

The following table sets forth summary financial data (in United States dollars) derived from our consolidated financial statements as filed with the SEC. The summary financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012.

	Years Ended		Nine Months Ended
Summary Financial Data	December 31, 2011	December 31, 2010	September 30, 2012	September 30, 2011
	(In thousands, except per share data)

Operating Data
Total revenue	$14,048,393	$12,640,744	$10,676,982	$10,416,943
Total costs and expenses	$11,120,439	$10,699,916	$9,909,248	$8,090,969
Operating income (loss)	$2,927,954	$1,940,828	$767,734	$2,325,974
Net income attributable to DISH Network	$1,515,907	$984,729	$427,581	$1,203,253
Basic income per share from continuing operations	$3.40	$2.21	$0.95	$2.70
Diluted income per share from continuing operations	$3.39	$2.20	$0.95	$2.70
Basic net income per share attributable to DISH Network	$3.40	$2.21	$0.95	$2.70
Diluted net income per share attributable to DISH Network	$3.39	$2.20	$0.95	$2.70

Balance Sheet Data
Current assets	$3,747,823	$4,573,393	$8,335,918	$5,423,292
Noncurrent assets	$7,722,408	$5,058,760	$8,178,339	$7,612,198
Current liabilities	$3,220,511	$4,499,301	$4,142,065	$4,071,903
Noncurrent liabilities	$8,668,723	$6,266,295	$12,222,608	$8,860,252

Book Value per Share	$(0.94)	$(2.56)	$0.33	$0.23
Ratio of Earnings to Fixed Charges (1)	5.22x	4.18x	2.16x	5.55x

(1)                   The ratio of earnings to fixed charges is computed by dividing (i) income (loss) before income taxes plus fixed charges by (ii) fixed charges. Fixed charges consist of interest expense on indebtedness, amortization of debt issuance costs and the portion of operating lease rental expense that is representative of the interest factor (deemed to be approximately 7 percent of the operating lease rentals).

See “Additional Information” under Section 20 below for instructions on how you can obtain copies of our SEC reports that contain our audited financial statements and unaudited financial data.

13.    Interests of Directors and Officers; Transactions and Arrangements Concerning Incentive Stock Options.

A list of our directors and executive officers as of December 14, 2012 is attached to this Offer to Exchange as Schedule A. None of our non-employee directors is eligible to participate in the Offer to Exchange, as they do not hold incentive stock options. Executive officers are eligible to participate in the Offer to Exchange if they meet the eligibility requirements discussed under Section 1 of this Offer to Exchange.

As of December 14, 2012, none of our executive officers and directors (16 persons) beneficially owned any incentive stock option to purchase shares of our Class A common stock.

Except for: (i) outstanding options to purchase common stock and restricted stock awards granted from time to time to certain of our employees (including executive officers) and consultants pursuant to the Plans and (ii) as set forth in this Offer to Exchange, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with respect to any of our securities relating, directly or indirectly, to the Offer to Exchange with any other person.

The following table sets forth the Class A common stock and stock option transactions involving our executive officers and directors on or during the sixty (60) days prior to December 31, 2012:

Transaction Date	Name	Type	Number of Shares	Price ($)
November 8, 2012	Roger J. Lynch	Stock Option Exercise and Sell	14,000	18.77
November 9, 2012	Thomas A. Cullen	Stock Option Exercise and Sell	70,000	7.09
November 9, 2012	Gary S. Howard	Stock Option Exercise and Sell	5,000	25.28
November 9, 2012	Gary S. Howard	Stock Option Exercise and Sell	5,000	16.15
November 9, 2012	Gary S. Howard	Stock Option Exercise and Sell	5,000	12.21
November 9, 2012	Roger J. Lynch	Stock Option Exercise and Sell	14,000	18.77

Transaction Date	Name	Type	Number of Shares	Price ($)
November 12, 2012	James DeFranco	Stock Option Exercise and Sell	100,000	21.56
November 12, 2012	Steven R. Goodbarn	Stock Option Exercise and Sell	5,000	16.15
November 14, 2012	Roger J. Lynch	Stock Option Exercise and Sell	4,000	18.77
November 15, 2012	James DeFranco	Stock Option Exercise and Sell	12,185	21.07
November 15, 2012	James DeFranco	Stock Option Exercise and Sell	3,315	21.07
November 15, 2012	James DeFranco	Stock Option Exercise and Sell	96,748	21.56
November 15, 2012	James DeFranco	Stock Option Exercise and Sell	3,252	21.56
November 15, 2012	Carl E. Vogel	Stock Option Exercise and Sell	124,070	21.07
November 15, 2012	Carl E. Vogel	Stock Option Exercise and Sell	9,945	21.07
November 16, 2012	James DeFranco	Stock Option Exercise and Sell	25,000	21.07
November 16, 2012	James DeFranco	Stock Option Exercise and Sell	59,500	21.07
November 30, 2012	Joseph P. Clayton	Stock Option Exercise and Sell	150,000	28.67
November 30, 2012	Bernard L. Han	Stock Option Exercise and Sell	15,270	23.22
November 30, 2012	Bernard L. Han	Stock Option Exercise and Sell	159,730	23.22
December 3, 2012	Gary S. Howard	Common Stock Gift	5,500	0.00
December 7, 2012	R. Stanton Dodge	Stock Option Exercise and Sell	1	12.21
December 7, 2012	R. Stanton Dodge	Stock Option Exercise and Sell	19,999	12.21
December 7, 2012	R. Stanton Dodge	Stock Option Exercise and Sell	60,000	7.09
December 14, 2012	Roger J. Lynch	Stock Option Exercise and Sell	4,000	18.77

On or during the 60 days prior to December 31, 2012, we granted incentive stock options to purchase 35,000 shares of our Class A common stock to employees.

Except as otherwise described above, there have been no transactions in stock options to purchase our common stock or in our Class A common stock during the past 60 days by DISH, or to our knowledge, by any executive officer, director or affiliate of DISH.

14.    Status of Your Consent to an Adjustment of the Exercise Price of Eligible Incentive Stock Options.

Upon the terms and subject to the conditions of this Offer to Exchange, including those conditions listed in Section 7 of this Offer to Exchange above, if you properly consent to an adjustment of the exercise price of your Eligible Incentive Stock Options and do not withdraw such consent prior to the Exchange Expiration Date, the new exercise price of the Eligible Incentive Stock Options for which you consented to an adjustment through the Offer to Exchange will be equal to the current exercise price of such stock options minus $0.77 per share; provided that the exercise price will not be reduced to less than $1.00. For example, if you currently have Eligible Incentive Stock Options with an exercise price equal to $20.00 per share, if you elect to consent to an adjustment with respect to those options, then the exercise price of such stock options would be adjusted to $19.23 per share. However, if you have Eligible Incentive Stock Options with an exercise price equal to $1.50 per share, if you elect to consent to an adjustment with respect to those options, then the exercise price of such stock options would be adjusted to $1.00 per share.

Although an adjustment to the exercise price of your Eligible Incentive Stock Options is not expected to be a taxable event, it will result in a modification of your Eligible Incentive Stock Options. As a result of the modification, the stock options for which you give consent to an adjustment will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes. Therefore, if you consent to an adjustment under the Offer to Exchange, your options will be treated as non-qualified stock options for U.S. Federal income tax purposes following the adjustment and will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes. See Section 17 of this Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for more information. As a result, you must make your own decision whether to consent to an adjustment in the Offer to Exchange, taking into account your own personal circumstances and preferences. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange.

15.    Accounting Consequences of the Offer to Exchange.

United States Generally Accepted Accounting Principles require employee equity awards to be accounted for in our financial statements under the fair value method. We estimate the fair value of stock-based payment awards on the date of grant using the Black-Scholes-Merton pricing model, which is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the term of the awards, actual and projected employee option exercise behaviors, risk free interest rate and expected dividends. If factors change, and we employ different assumptions for estimating stock-based compensation expense in future periods, or if we decide to use a different valuation model, the future periods may differ significantly from what we have recorded in prior periods and could materially affect our operating income, net income and net income per share. We are also required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates.

Under United States Generally Accepted Accounting Principles, stock-based compensation expense for an equity classified award, such as ours, is calculated based upon the fair value of a stock award on the date of grant. The adjustment of an Eligible Incentive Stock Option in this Offer to Exchange will be accounted for as a modification of the terms of the Eligible Incentive Stock Option. A modification of a stock option will generally result in an increase in the fair value of the award measured by the fair value of the award immediately prior to the modification (based on its existing terms) and immediately after the modification (based on the revised terms of the award). As a result, for any modified award, we will likely incur a non-cash compensation charge. The compensation expense will be recorded over the remaining vesting period of the modified awards (or recognized immediately if the award is vested at the date of the modification). The amount of the expense and timing of the recognition of compensation expense will depend on a number of factors, including, among other variables, the exercise price per share of the options adjusted in the Offer to Exchange, the level of participation in the Offer to Exchange, and whether the Eligible Incentive Stock Option is currently vested or unvested.

Since the factors described above cannot be predicted with any certainty at this time and will not be known until the Exchange Expiration Date, we cannot predict the exact amount of any incremental compensation expense that may result from the Offer to Exchange.

16.    Agreements; Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our adjustment of the exercise price of Eligible Incentive Stock Options as contemplated by this Offer to Exchange. If any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, is required for the acquisition or ownership of our Eligible Incentive Stock Options and a procedure for obtaining such approval is practically available, as contemplated herein, we presently contemplate that we will undertake commercially reasonable steps to obtain such approval or take such other action. We are unable to predict whether we may in the future determine that we are required to delay the acceptance of your consent to adjust the exercise price of any Eligible Incentive Stock Options or not accept your consent to adjust the exercise price of any Eligible Incentive Stock Options pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our determination whether to accept your consent to adjust the exercise price of any Eligible Incentive Stock Options is subject to conditions, including the conditions described in Section 7. The Offer to Exchange is open only to Eligible Employees and is not valid in any jurisdiction outside of the United States. We recommend that you carefully review the materials provided and consult with your personal financial, legal, accounting and/or tax advisor(s) prior to deciding whether to participate in this Offer to Exchange.

17.    Material U.S. Federal Income Tax Consequences.

The following is a discussion of the material U.S. Federal income tax consequences of the adjustment of the exercise price of Eligible Incentive Stock Options pursuant to the Offer to Exchange for Eligible Employees. This discussion is based on the U.S. Internal Revenue Code, its legislative history, U.S. Treasury Department regulations, and administrative and judicial interpretations in effect as of December 31, 2012. This discussion does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances and is not intended to be applicable in all respects to all Eligible Employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be subject to change after the date of this Offer to Exchange.

Although an adjustment to the exercise price of your Eligible Incentive Stock Options is not expected to be a taxable event, it will result in a modification of your Eligible Incentive Stock Options. As a result of the modification, the Eligible Incentive Options for which you give consent to the adjustment will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes. Therefore, if you consent to an adjustment under the Offer to Exchange, your affected Eligible Incentive Stock Options will be treated as non-qualified stock options for U.S. Federal income tax purposes following the adjustment and will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes.

So that you are able to compare the tax consequences of “incentive stock options” and “non-qualified stock options,” we have included the following summary and table shown below as a reminder of the tax consequences generally applicable under U.S. Federal income tax law.

An “incentive stock option” is a stock option that qualifies for the following tax treatment under applicable tax laws. Generally, a holder of an incentive stock option is not subject to tax upon the grant of an incentive stock option or upon the exercise of an incentive stock option. However, the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price paid will be included in your alternative minimum taxable income. Whether you are subject to the alternative minimum tax will depend on your particular circumstances. Your basis in the shares of common stock received through exercising an incentive stock option will be equal to the exercise price, and the holding period of such shares of common stock will begin on the day following the date of exercise.

If you dispose of the shares of common stock (acquired pursuant to the exercise of an incentive stock option) on or after the later of: (i) the second anniversary of the date of grant of the incentive stock option; and (ii) the first anniversary of the date of exercise of the incentive stock option (the “statutory holding period”), you will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon disposition and the basis in such shares of common stock.

If you dispose of the shares of common stock (acquired pursuant to the exercise of an incentive stock option) before the end of the statutory holding period, you will have engaged in a “disqualifying disposition.” As a result, upon disposition, you will be subject to tax: (i) on ordinary income equal to the excess of the fair market value of the shares of common stock on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid; and (ii) on capital gain equal to the excess, if any, of the amount realized on such disqualifying disposition over the fair market value of the shares of common stock on the date of exercise. If the amount you realize from a disqualifying disposition is less than the exercise price paid (i.e., the basis) and the loss sustained upon such disposition would otherwise be recognized, you will not recognize any ordinary income from such disqualifying disposition and, instead, you will have a capital loss from such disposition.

The aggregate fair market value of the common stock (determined at the time of grant) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all of DISH’s Plans) must not exceed a limit of $100,000. To the extent an employee has incentive stock options that become exercisable during any calendar year in excess of this $100,000 aggregate fair market value limit, the amount of such options that become exercisable in excess of this $100,000 aggregate fair market value limit will no longer receive the tax treatment afforded to incentive stock options for U.S. Federal income tax purposes and will be treated as non-qualified stock options for U.S. Federal income tax purposes.

A “non-qualified stock option” is a stock option that is not entitled to the tax treatment described above for incentive stock options. Generally, you will not be subject to tax upon the grant of an option which is not intended to be, or does not qualify as, an incentive stock option. Upon exercise of a non-qualified stock option, an amount equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price paid is taxable to you as ordinary income. This amount of income will be subject to income and employment tax withholding for awards to employees. Your basis in the shares of common stock received will equal the fair market value of the shares of common stock on the date of exercise and your holding period in such shares will begin on the day following the date of exercise.

Event	Incentive Stock Option	Non-Qualified Stock Option

Stock Option Grant	No taxable income.	No taxable income.

Stock Option Exercise

No taxable income. However, the excess of (1) the fair market value of the acquired shares of common stock on the date of exercise over (2) the exercise price paid is an item of adjustment that must be taken into account under the federal alternative minimum tax.

Ordinary income on the excess of (1) the fair market value of the acquired shares of common stock on the date of exercise over (2) the exercise price paid.

Holding Requirements	Shares acquired upon exercise of an incentive	None.

stock option may not be sold before the later of (1) the second anniversary of the date of grant of the stock option and (2) the first anniversary of the date of exercise of the stock option to receive favorable tax treatment.

Sale of Acquired Shares

If shares are sold following the satisfaction of the holding requirements, any gain or loss realized upon sale will be treated as long term-term capital gain or loss.

If shares are sold before the satisfaction of the holding requirements (a “disqualifying disposition”), such sale will result in ordinary income equal to the lesser of (1) the excess of (A) the fair market value of the acquired shares on the date of exercise and (B) the exercise price paid and (2) the actual gain on the purchase and sale of such shares. Any gain or loss in excess of the amount of ordinary income recognized or the loss, if any, is treated as a short-term or long-term capital gain or loss depending upon the holding period for such shares.

Sale of shares will result in short-term or long-term capital gain or loss depending upon the holding period for such shares.

*                 The chart documenting U.S. Federal income tax consequences of awards does not address Federal estate tax, social security tax or state and local tax issues which may arise in connection with the grant or exercise of stock options.

PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCES AND INDIVIDUAL JURISDICTIONS. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THIS OFFER TO EXCHANGE.

18.    Extension of Offer to Exchange; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 7 has occurred or is deemed by us to have occurred, to extend the Exchange Expiration Date, and thereby delay the acceptance of your consent to the adjustment of the exercise price of any Eligible Incentive Stock Options, by giving written notice of such extension to the Eligible Employees no later than 9:00 a.m. (Mountain Time) on the next U.S. business day following the previously scheduled Exchange Expiration Date. We may issue this notice by press release, e-mail or other form of written communication. If we extend the Offer to Exchange and delay the Exchange Expiration Date, we will also extend your right to withdraw your consent to the adjustment of the exercise price of Eligible Incentive Stock Options until such delayed Exchange Expiration Date.

We also reserve the right, in our discretion, before the Exchange Expiration Date, to terminate or amend the Offer to Exchange and to postpone our acceptance of your consent(s) to adjustment in the event that any of the events listed in Section 7 of this Offer to Exchange occurs, by giving written notice of the termination, amendment or postponement to you or by making a public announcement thereof. In the event that we terminate this Offer to Exchange, we will promptly reject all Election Forms consenting to the adjustment of the exercise price of Eligible Incentive Stock Options.

Subject to compliance with applicable law, we further reserve the right, before the Exchange Expiration Date, in our discretion, and regardless of whether any event set forth in Section 7 has occurred or is deemed by us to have occurred, to amend this Offer to Exchange in any respect, including, without limitation, by decreasing or increasing the adjustment of the exercise price of Eligible Incentive Stock Options in this Offer to Exchange.

Amendments to this Offer to Exchange may be made at any time and from time to time by giving written notice thereof. We may issue this notice by press release, e-mail or other form of written communication. In the case of an extension, the amendment must be issued no later than 9:00 a.m. (Mountain Time) on the next U.S. business day after the last previously scheduled Exchange Expiration Date. Any public announcement made pursuant to this Offer to Exchange will be disseminated promptly to Eligible Employees by giving written notice thereof. We may issue this notice by press release, e-mail or other form of written communication. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release.

If we materially change the terms of this Offer to Exchange or the information concerning this Offer to Exchange, or if we waive a material condition of this Offer to Exchange, we will promptly notify you of such change or waiver and we will extend this Offer to Exchange. Except for a change in the adjustment of the exercise price, the amount of time by which we will extend this Offer to Exchange following a material change in the terms of this Offer to Exchange or information concerning this Offer to Exchange will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to increase or decrease the adjustment of the exercise price, we will publish notice or otherwise notify you of such action in writing, and in the event that this Offer to Exchange is scheduled to expire earlier than the tenth U.S. business day from, and including, the date that notice of such increase or decrease in the adjustment amount of the exercise price is first published, sent or given by press release, e-mail or other form of written communication, we will extend this Offer to Exchange so it is open at least ten U.S. business days following the publication, sending or giving of notice.

For purposes of this Offer to Exchange, a “business day” means any day other than Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight (Eastern Time).

19.    Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections to adjust the exercise price of Eligible Incentive Stock Options pursuant to this Offer to Exchange. You will be responsible for any expenses incurred by you in connection with your election to participate in the Offer to Exchange, including, but not limited to, any expenses associated with any financial advisor, lawyer, accountant and/or tax advisors consulted or retained by you in connection with this Offer to Exchange.

20.    Additional Information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that in addition to the Schedule TO, including its exhibits, and this Offer to Exchange, you review the following materials that we have filed with the SEC before making a decision whether to participate in this Offer to Exchange:

(a)         DISH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 000-26176), filed with the SEC on February 23, 2012.

(b)         DISH’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 000-26176), filed with the SEC on May 7, 2012.

(c)          DISH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (File No. 000-26176), filed with the SEC on August 8, 2012 and amended on August 10, 2012.

(d)         DISH’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (File No. 000-26176), filed with the SEC on November 6, 2012.

(e)          DISH’s Current Reports on Form 8-K filed with the SEC on January 6, 2012, February 7, 2012, March 5, 2012, March 12, 2012, May 8, 2012, May 16, 2012, June 5, 2012, July 20, 2012, July 26, 2012, October 22, 2012, December 6, 2012, December 20, 2012, December 27, 2012 and December 28, 2012 (each with File No. 000-26176) (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC).

(f)           DISH’s Definitive Proxy Statement for the 2012 Annual Meeting of Stockholders (File No. 000-26176), filed with the SEC on March 23, 2012.

(g)          DISH’s Registration Statement on Form S-8 (File No. 333-159461) (registering shares to be issued under the DISH 2009 Stock Incentive Plan), filed with the SEC on May 22, 2009.

(h)         DISH’s Registration Statement on Form S-8 (File No. 333-106423) (registering shares to be issued under the DISH 1999 Stock Incentive Plan), filed with the SEC on June 24, 2003.

(i)             DISH’s Registration Statement on Form S-1 (File No. 33-91276) (registering shares to be issued under the DISH 1995 Stock Incentive Plan), filed with the SEC on May 1, 1995.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined at, and copies may be obtained from, the SEC public reference rooms located at: 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (202) 551-8090 or (800) SEC-0330. In addition, our SEC filings are also available free of charge to the public on the SEC’s internet site at http://www.sec.gov.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “DISH” and our SEC filings are available on Nasdaq’s internet site at http://www.nasdaq.com.

We will also provide, without charge, to each person to whom a copy of this Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). A written request should be directed to DISH Network Corporation, Attention: Compensation Accounting, 9601 S. Meridian Boulevard, Englewood, Colorado 80112, United States of America, or by telephone at (303) 723-1000.

As you read the foregoing documents, if there are inconsistencies in information from one document to another, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about DISH should be read together with the information contained in the documents to which we have referred you.

21.    Miscellaneous.

We are not aware of any jurisdiction where the making of this Offer to Exchange is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer to Exchange is not in compliance with any valid applicable law, we reserve the right to withdraw the Offer to Exchange in such jurisdiction or in any jurisdiction for which we determine that the Offer to Exchange would have regulatory, tax or other implications that are inconsistent with our compensation policies and practices. If we withdraw the Offer to Exchange in a particular jurisdiction, the Offer to Exchange will not be made to, nor will Eligible Incentive Stock Options be accepted for exchange from or on behalf of, Eligible Employees in that jurisdiction.

NEITHER DISH NOR ANY EMPLOYEE, AGENT, ENTITY OR PARTY, INCLUDING, WITHOUT LIMITATION, THE BOARD OF DIRECTORS OR THE COMPENSATION COMMITTEE, WILL MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD CONSENT TO AN ADJUSTMENT. FURTHERMORE, NEITHER DISH NOR ANY EMPLOYEE, AGENT, ENTITY OR PARTY INCLUDING, WITHOUT LIMITATION, THE BOARD OF DIRECTORS OR THE COMPENSATION COMMITTEE, AUTHORIZES ANY PERSON TO MAKE ANY SUCH RECOMMENDATIONS ON BEHALF OF DISH. CONSENT TO AN ADJUSTMENT IN THE OFFER TO EXCHANGE CARRIES RISKS, AND THERE IS NO GUARANTEE THAT YOU WILL ULTIMATELY RECEIVE GREATER VALUE FROM NON-QUALIFIED STOCK OPTIONS WITH AN ADJUSTED EXERCISE PRICE THAN YOU WOULD HAVE RECEIVED FROM YOUR EXISTING ELIGIBLE INCENTIVE STOCK OPTIONS. IN ADDITION, THERE IS NO GUARANTEE THAT AN ELIGIBLE EMPLOYEE WILL CONTINUE TO RECEIVE THE TAX TREATMENT AFFORDED TO INCENTIVE STOCK OPTIONS FOR U.S. FEDERAL INCOME TAX PURPOSES FOLLOWING THE EXPIRATION OF THE OFFER TO EXCHANGE WITH RESPECT TO ELIGIBLE INCENTIVE STOCK OPTIONS THAT AN ELIGIBLE EMPLOYEE DOES NOT CONSENT TO ADJUST. WE HAVE NOT RETAINED, AND DO NOT INTEND TO RETAIN, ANY REPRESENTATIVE TO ACT ON BEHALF OF THE ELIGIBLE EMPLOYEES HOLDING ELIGIBLE INCENTIVE STOCK OPTIONS FOR PURPOSES OF NEGOTIATING THE TERMS OF THIS OFFER TO EXCHANGE, OR PREPARING A REPORT OR MAKING ANY RECOMMENDATION CONCERNING THE FAIRNESS OF THIS OFFER TO EXCHANGE. AS A RESULT, YOU MUST MAKE YOUR OWN DECISION WHETHER TO CONSENT TO AN ADJUSTMENT IN THE OFFER TO EXCHANGE, TAKING INTO ACCOUNT YOUR OWN PERSONAL CIRCUMSTANCES AND PREFERENCES. WE RECOMMEND THAT YOU CAREFULLY REVIEW THE MATERIALS PROVIDED AND CONSULT WITH YOUR PERSONAL FINANCIAL, LEGAL, ACCOUNTING AND/OR TAX ADVISOR(S) PRIOR TO DECIDING WHETHER TO PARTICIPATE IN THIS OFFER TO EXCHANGE.

DISH Network Corporation

December 31, 2012

SCHEDULE A

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF
DISH NETWORK CORPORATION

The directors and executive officers of DISH and their positions and offices as of December 14, 2012 are set forth in the following table:

NAME	POSITIONS AND OFFICES HELD
W. Erik Carlson	Executive Vice President, DNS and Service Operations
Joseph P. Clayton	Director, President and Chief Executive Officer
Thomas A. Cullen	Executive Vice President, Corporate Development
James DeFranco	Director and Executive Vice President
R. Stanton Dodge	Executive Vice President, General Counsel & Secretary
Cantey M. Ergen	Director and Senior Advisor
Charles W. Ergen	Chairman
Steven R. Goodbarn	Director
Bernard L. Han	Executive Vice President and Chief Operating Officer
Gary S. Howard	Director
Michael Kelly	President, Blockbuster L.L.C.
Roger J. Lynch	Executive Vice President, Advanced Technologies
David K. Moskowitz	Director and Senior Advisor
Robert E. Olson	Executive Vice President and Chief Financial Officer
Tom A. Ortolf	Director
Carl E. Vogel	Director and Senior Advisor

The address of each director and executive officer is: c/o DISH Network Corporation, 9601 S. Meridian Blvd., Englewood, Colorado 80112.

None of our non-employee directors is eligible to participate in this Offer to Exchange, as they do not hold Eligible Incentive Stock Options. Executive officers are eligible to participate in the Offer to Exchange if they meet the eligibility requirements discussed under Section 1 of this Offer to Exchange.

A-1